Exhibit 4.1

CLS HOLDINGS USA, INC.
SPECIAL WARRANT INDENTURE

June 20, 2018

TABLE OF CONTENTS
Article 1 INTERPRETATION		2

1.1	Definitions	2
1.2	Headings	8
1.3	Gender	8
1.4	Weekends and Holidays	8
1.5	Meaning of "Outstanding"	8
1.6	Time	8
1.7	Applicable Law	8
1.8	Severability	8
1.9	Currency	8
1.10	Conflicts	8
1.11	Schedules	9

Article 2 ISSUE AND PURCHASE OF SPECIAL WARRANTS		9

2.1	Creation, Form and Terms of Special Warrants	9
2.2	Form of Special Warrants, Certificated Special Warrants	9
2.3	Book Entry Only Special Warrants	9
2.4	Special Warrant Certificate	9
2.5	Transferability and Ownership of Special Warrants	10
2.6	Special Warrantholders Not Shareholders	10
2.7	Loss, Mutilation, Destruction or Theft of Special Warrants	13
2.8	Exchange of Special Warrants	13
2.9	Ranking	13
2.10	Purchase of Special Warrants for Cancellation	14
2.11	Cancellation of Surrendered Special Warrants	14

Article 3 representations, warranties and COVENANTS OF THE CORPORATION		14

3.1	To Issue Special Warrants and Reserve Common Shares	14
3.2	To Execute Further Assurances	15
3.3	To Carry On Business	15
3.4	No Breach of Constating Documents	15
3.5	Filing Prospectus and Related Matters	15
3.6	Notices to Special Warrant Agent and Agent	16
3.7	Securities Qualification Requirements	16
3.8	Obtain Listing	16
3.9	Satisfy Covenants	16
3.10	Performance of Covenants by Special Warrant Agent	16
3.11	Special Warrant Agent's Remuneration and Expenses	17
3.12	Notice to Special Warrantholders of Certain Events	17
3.13	Closure of Share Transfer Books	18
3.14	Payment of Commissions	18
3.15	Contractual Right of Rescission	18

Article 4 RELEASE OF ESCROWED FUNDS		19

4.1	Escrowed Proceeds and Distribution Amounts	19
4.2	Satisfaction of Escrow Release Conditions	19
4.3	Release of Escrowed Funds	19
4.4	Failure to Satisfy Escrow Release Conditions by the Escrow Release Deadline	20
4.5	Direction	20
4.6	Method of Disbursement and Delivery	20
4.7	Acknowledgements of Escrowed Funds	21
4.8	Miscellaneous	21

i

Article 5 ADJUSTMENT OF NUMBER OF Underlying SCURITIES		22

5.1	Adjustment of Number of Underlying Securities	22
5.2	Proceedings Prior to any Action Requiring Adjustment	27
5.3	Notice of Adjustment	28
5.4	No Action After Notice	28
5.5	Protection of Special Warrant Agent	28
5.6	Notice of Special Matters	28
5.7	Underlying Warrants and Warrant Shares Treated Separately	29

Article 6 EXERCISE AND CANCELLATION OF SPECIAL WARRANTS		29

6.1	Notice of Deemed Exercise to Special Warrantholders	29
6.2	No Voluntary Exercise of Special Warrants	29
6.3	Deemed Exercise of Special Warrants	29
6.4	Effect of Exercise of Special Warrants	29
6.5	Special Warrants Void After Exercise	30
6.6	Fractions of Underlying Securities	30
6.7	Accounting and Recording	30
6.8	Legending of Special Warrants and Underlying Securities	31
6.9	Securities Restrictions	32

Article 7 MEETINGS OF SPECIAL WARRANTHOLDERS		32

7.1	Definitions	32
7.2	Convening Meetings	32
7.3	Place of Meeting	32
7.4	Notice	33
7.5	Persons Entitled to Attend	33
7.6	Quorum	33
7.7	Chairman	33
7.8	Power to Adjourn	33
7.9	Adjourned Meeting	34
7.10	Show of Hands	34
7.11	Poll	34
7.12	Regulations	34
7.13	Powers of Special Warrantholders	35
7.14	Powers Cumulative	36
7.15	Minutes of Meetings	36
7.16	Written Resolutions	37
7.17	Binding Effect	37
7.18	Holdings by the Corporation or Subsidiaries of the Corporation Disregarded	37

Article 8 SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS		37

8.1	Provision for Supplemental Indentures for Certain Purposes	37
8.2	Corporation May Consolidate, etc. on Certain Terms	38
8.3	Successor Body Corporate Substituted	39

Article 9 CONCERNING THE SPECIAL WARRANT AGENT		39

9.1	Duties of Special Warrant Agent	39
9.2	Action by Special Warrant Agent	39
9.3	Certificate of the Corporation	39
9.4	Special Warrant Agent May Employ Experts	40
9.5	Resignation and Replacement of Special Warrant Agent	40
9.6	Indenture Legislation	41
9.7	Notice	41
9.8	Use of Proceeds	41
9.9	No Inquiries	42

ii

9.10	Actions by Special Warrant Agent to Protect Interest	42
9.11	Special Warrant Agent Not Required to Give Security	42
9.12	No Conflict of Interest	42
9.13	Special Warrant Agent Not Ordinarily Bound	42
9.14	Special Warrant Agent May Deal in Instruments	43
9.15	Recitals or Statements of Fact Made by Corporation	43
9.16	Special Warrant Agent's Discretion Absolute	43
9.17	No Representations as to Validity	43
9.18	Special Warrant Agent's Authority to Carry on Business	44
9.19	Indemnification of Special Warrant Agent	44
9.20	Third Party Interests	44
9.21	Compliance with Anti-Money Laundering Legislation	44
9.22	Not Appointed Receiver	45
9.23	Compliance with Privacy Policy	45

Article 10 NOTICES		46

10.1	Notice to Corporation, Special Warrant Agent and Agent	46
10.2	Notice to Special Warrantholders	47

Article 11 POWER OF BOARD OF DIRECTORS		48

11.1	Board of Directors	48

Article 12 MISCELLANEOUS PROVISIONS		48

12.1	Further Assurances	48
12.2	Unenforceable Terms	48
12.3	No Waiver	48
12.4	Waiver of Default	49
12.5	Immunity of Shareholders	49
12.6	Limitation of Liability	49
12.7	Suits by Special Warrantholders	49
12.8	Force Majeure	50
12.9	Enurement	50
12.10	Counterparts and Formal Date	50
12.11	Satisfaction and Discharge of Indenture	50
12.12	Provisions of Indenture and Special Warrants for the Sole Benefit of Parties and Special Warrantholders	51
12.13	Formal Date and Effective Date	51
SCHEDULE “A”  FORM OF SPECIAL WARRANT CERTIFICATE
SCHEDULE “B” COMPLETION NOTICE AND DIRECTION
SCHEDULE “C”  FORM OF TERMINATION NOTICE
SCHEDULE “D” NOTICE FOLLOWING DEEMED EXERCISE OF SPECIAL WARRANTS
SCHEDULE “E”  NOTICE OF RECEIPTED PROSPECTUS

iii

SPECIAL WARRANT INDENTURE
THIS SPECIAL WARRANT INDENTURE made as of June 20, 2018.
BETWEEN:
CLS HOLDINGS USA, INC., a corporation existing under the laws of the State of Nevada, and includes any successor corporation
(the “Corporation”)
OF THE FIRST PART
AND:
ODYSSEY TRUST COMPANY, a trust company existing under the laws of Alberta
(the “Special Warrant Agent”)
OF THE SECOND PART
WHEREAS pursuant to the terms of the Agency Agreement, the Corporation proposes to issue and sell an aggregate of up to 30,421,670 Special Warrants at the purchase price of $0.45 per Special Warrant;
AND WHEREAS each Special Warrant shall entitle the holder thereof to acquire, upon deemed exercise thereof, one Unit without the payment of additional consideration and subject to adjustment in accordance with Article 4 hereof;
AND WHEREAS the Corporation is authorized to create and issue the Special Warrants;
AND WHEREAS if the Escrow Release Conditions (as defined herein) are satisfied prior to the Escrow Release Deadline (as defined herein), then the Escrowed Funds (as defined herein) will be released to the Corporation and the Agent in accordance with the terms of this Indenture;
AND WHEREAS the Corporation represents to the Special Warrant Agent that all necessary resolutions of the directors of the Corporation have been or will be duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Indenture and the execution and issue of the Special Warrants and to make the same legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;
AND WHEREAS if a Termination Event (as defined herein) occurs, then the Special Warrants will be cancelled and each Special Warrantholder’s Escrowed Funds (as defined herein) will be refunded to each Special Warrantholder (as defined herein) and the Corporation shall fund any shortfall;
AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Special Warrant Agent;
AND WHEREAS the Special Warrant Agent has been appointed by the Corporation and has agreed to act as agent on behalf of the Special Warrantholders and to hold in escrow the Escrowed Funds for an on behalf of the Corporation, the Agent and the Special Warrantholders, on the terms and conditions set forth herein.
NOW THEREFORE THIS INDENTURE WITNESSETH THAT, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION
1.1	Definitions
In this Indenture, unless there is something in the subject matter or context inconsistent therewith, the following words have the respective meaning indicated below:
(a)	“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
(b)	“Acquisition Date” means the date on which Proposed Acquisition is completed;
(c)	“Agency Agreement” means the agency agreement dated as of June 20, 2018 between the Corporation and the Agent;
(d)	“Agent” means Canaccord Genuity Corp., the agent with respect to the Private Placement;
(e)	“Agent’s Commission” means $1,043,029, being an amount equal to 8% of the aggregate gross proceeds from the Private Placement;
(f)
“Applicable Legislation” means the provisions, if any, for the time being, of any statute of Canada or a province or territory thereof, and of the regulations under such statute, relating to special warrant indentures and to the rights, duties and obligations of special warrant agents under special warrant indentures, and of corporations issuing their securities under special warrant indentures, to the extent that any such provisions are in force and applicable to this Indenture;

(g)
“Authenticated” means with respect to the issuance of a Special Warrant Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Special Warrant Agent, and “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

(h)	“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business;
(i)	“Capital Reorganization” has the meaning ascribed thereto in subsection 5.1(d);
(j)	“Closing” means the closing on the applicable Closing Date of the Private Placement;
(k)	“Closing Date” means June 20, 2018, or such other date as agreed to by the Corporation and the Agent;

(l)	“Common Share Reorganization” has the meaning ascribed thereto in subsection 5.1(a);
(m)	“Common Shares” means common shares in the capital of the Corporation;
(n)
“Completion Notice and Direction” means the certificate executed by the Corporation and the Agent in the form attached as Schedule “B” hereto and addressed to the Special Warrant Agent confirming that the Escrow Release Conditions have been satisfied;

(o)	“Convertible Securities” has the meaning ascribed thereto in subsection 5.1(a);
(p)	“Corporate Finance Fee” means $651,893, being an amount equal to 5% of the aggregate gross proceeds from the Private Placement, payable in Special Warrants;
(q)	“Corporation” means CLS Holding USA, Inc., a corporation existing under the laws of the State of Nevada;
(r)	“Corporation’s auditors” means the firm of accountants serving as the auditors of the Corporation at the relevant time;
(s)
“Counsel” means a barrister or solicitor or a firm of barristers and solicitors retained by the Special Warrant Agent or retained by the Corporation and acceptable to the Special Warrant Agent, which may or may not be counsel for the Corporation;

(t)	“CSE” means the Canadian Securities Exchange;
(u)
“Current Market Price” of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded during the 20 consecutive Trading Days (on each of which at least 500 Common Shares are traded in board lots) ending on the third Trading Day immediately prior to such date on the CSE, or if on such date the Common Shares are not listed on the CSE, on any stock exchange on which such shares are listed as may be selected for such purpose by the directors or, if such shares are not listed on any stock exchange, then on such over-the-counter market in Canada as may be selected for such purpose by the directors, provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

(v)	“Deemed Exercise Date” means, subject to Section 5.1(f), the earlier of:
(i)	the date that is the fifth Business Day after the Qualification Date; and
(ii)	the date that is four months and one day following the Acquisition Date;
(w)	“Deemed Exercise Time” means 5:00 p.m. (Toronto time) on the Deemed Exercise Date;
(x)	“Designated Jurisdictions” means, collectively, each of the provinces of Canada (which shall not include Québec) where Special Warrants are sold;

(y)
“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to an action by the directors means an action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of such board;

(z)	“Earnings” means any income (including interest or gains) derived from investing the Escrowed Proceeds;
(aa)	“Escrow Release Conditions” means all of the following conditions:
(i)	completion of the Proposed Acquisition;
(ii)	receipt of audited financial statements, in a form acceptable to the Agent, for the Oasis Subsidiaries for the preceding 2 years;
(iii)	the receipt of all regulatory, shareholder and third-party approvals, if any, required in connection with the Proposed Acquisition;
(iv)	the Corporation shall not be in breach or default of any of its covenants or obligations under this Indenture or the Agency Agreement;
(v)	the Corporation having delivered a certificate to the Agent that the conditions set forth in (i), (ii) (iii) and (iv) have been satisfied; and
(vi)	the Corporation and the Agent having delivered the Completion Notice and Direction to the Special Warrant Agent;
(bb)	“Escrow Release Deadline” means 5:00 p.m. (Toronto time) on June 30, 2018;
(cc)	“Escrow Release Event” means the satisfaction of the Escrow Release Conditions on or prior to the Escrow Release Deadline;
(dd)	“Escrowed Funds” at any time means the aggregate of: (i) the Escrowed Proceeds, and (ii) any Earnings derived directly or indirectly from time to time from holding the Escrowed Proceeds;
(ee)
“Escrowed Proceeds” means the amount of $12,181,538, representing the gross proceeds of the Private Placement (being $13,037,859) less (i) approximately 50% of the Agent’s Commission (being $496,582); (ii) all of the Agent’s estimated costs and expenses with respect to the Private Placement to date (being $300,000); and (iii) a portion of the fees (including disbursements and applicable taxes) incurred to date by Cassels Brock & Blackwell LLP;

(ff)	“Exercise Notice” has the meaning ascribed thereto in subsection 3.6(a);
(gg)
“Indenture”, “herein”, “hereto”, “hereunder”, “hereof”, “hereby” and similar expressions mean or refer to this special warrant indenture and not to any particular Article, Section, paragraph, clause, subdivision or portion hereof and include any indenture, deed or instrument supplemental or ancillary hereto, in each case, as may be amended from time to time; and the expressions “Article”, “Section” and “paragraph” followed by a number mean and refer to the specified Article, Section or paragraph of this Indenture;

(hh)	“Listing Date” means the date the Common Shares are listed for trading on the CSE;
(ii)
“Oasis Subsidiaries” means (i) Serenity Wellness Center, LLC dba Oasis Cannabis Dispensary/Retail Store; (ii) Serenity Wellness Products, LLC dba City Trees Fresh Cannabis Production, Wholesale; and (iii) Serenity Wellness Growers, LLC dba City Trees Fresh Cannabis Cultivation, Wholesale.

(jj)	“Officer’s Certificate” means a certificate signed by a senior officer of the Corporation;
(kk)
“Passport System” means the passport system procedures provided for under Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions;

(ll)	“person” means an individual, body corporate, partnership, trust, warrant agent, executor, administrator, legal representative or any unincorporated organization;
(mm)
“Preliminary Prospectus” means a preliminary prospectus of the Corporation (in the English language), including documents incorporated or deemed to be incorporated by reference therein (if any), filed with the Securities Regulators by the Corporation in connection with qualifying the distribution of the Underlying Securities underlying the Special Warrants in the Designated Jurisdictions;

(nn)
“Private Placement” means the private placement of 28,973,019 Special Warrants pursuant to the Agency Agreement and the subscription agreements entered into on the Initial Closing Date between the Corporation and the purchasers of Special Warrants;

(oo)
“Proposed Acquisition” means the transaction between the Corporation and Alternative Solutions, LLC whereby the Corporation will acquire the outstanding equity interests in the Oasis Subsidiaries from Alternative Solutions, LLC for total remaining consideration of approximately USD$16,200,000 in accordance with the terms of a definitive agreement that has been entered into between the Corporation and Alternative Solutions, LLC;

(pp)
“Prospectus” means a final prospectus of the Corporation (in the English language) including documents incorporated or deemed to be incorporated by reference therein (if any),  filed with the Securities Regulators by the Corporation which qualifies the distribution of the Underlying Shares underlying the Special Warrants in the Designated Jurisdictions;

(qq)	“Qualification Deadline” means 5:00 p.m. (Toronto time) on August 20, 2018;
(rr)
“Qualification Date” means the date on which the Ontario Securities Commission, as the principal regulator under the Passport System, issues the Receipt evidencing that each Securities Regulator has issued a receipt for the Prospectus;

(ss)
 “Receipt” means the receipt issued by the Ontario Securities Commission, which is deemed to also be a receipt of the Securities Regulators of the other Designated Jurisdictions pursuant to the Passport System;

(tt)	“Rights Offering” has the meaning ascribed thereto in subsection 5.1(b);
(uu)	“Rights Period” has the meaning ascribed thereto in subsection 5.1(b);
(vv)	“Securities Regulators” means, collectively, the securities commissions or other applicable securities regulatory authorities of each of the Designated Jurisdictions;
(ww)	“SEC” means the United States Securities and Exchange Commission;
(xx)	“Special Distribution” has the meaning ascribed thereto in subsection 5.1(c);
(yy)
“Special Warrant” means a special warrant of the Corporation created by the Corporation, issued and Authenticated hereunder and entitling the holder thereof to acquire one Unit (provided that if a Receipt for the Prospectus is not issued prior to the Qualification Deadline then each holder of a Special Warrant will be entitled to 1.1 Units per Special Warrant instead of one Unit) upon deemed exercise thereof, in accordance with this Indenture, without payment of additional consideration or further action on the part of the holder of Special Warrants, subject to adjustment as set out herein; provided, however, that any fractional entitlement to Units will be rounded down to the nearest whole Unit;

(zz)
“Special Warrant Agent” means the special warrant agent under this Indenture, initially being Odyssey Trust Company, in its capacity as special warrant agent hereunder, having an office in Calgary, Alberta or such other address as it shall inform the Corporation and Special Warrantholders from time to time;

(aaa)	“Special Warrant Certificate” means a certificate evidencing one or more Special Warrants issuable hereunder, substantially in the form attached hereto as Schedule “A”;
(bbb)	“Special Warrantholder” means the registered holder from time to time of an outstanding Special Warrant;
(ccc)	“Subscription Price” means the price paid per Special Warrant by each subscriber in the Private Placement;
(ddd)
“Subsidiary of the Corporation” means a corporation of which voting securities carrying a majority of the votes attached to all outstanding voting securities of such corporation are owned, directly or indirectly, by the Corporation or by one or more subsidiaries of the Corporation, or by the Corporation and one or more subsidiaries of the Corporation and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

(eee)	“Termination Date” means the date on which the Termination Event occurs;
(fff)	“Termination Event” means any one of:
(i)	the failure of the Corporation to satisfy the Escrow Release Conditions on or prior to the Escrow Release Deadline; or

(ii)	a public announcement by the Corporation, or notice from the Corporation to the Agent, prior to the Escrow Release Deadline that it does not intend to satisfy any of the Escrow Release Conditions;
(ggg)
“Termination Notice” means the notice to be provided to the Special Warrant Agent, the Agent and each Special Warrantholder by the Corporation in the form attached as Schedule “C” hereto forthwith following a Termination Event pursuant to Section 4.4 confirming that a Termination Event has occurred;

(hhh)
“Trading Day” means any day on which the facilities of the CSE, or, if the Common Shares are not listed thereon, the facilities of any stock exchange on which the Common Shares are listed, or, if the Common Shares are not listed thereon, an over-the-counter market in Canada as may be selected by the directors on which the Common Shares are traded, is open for trading;

(iii)	“Underlying Security” means any of an Underlying Share and an Underlying Warrant;
(jjj)	“Underlying Share” means one Common Share, subject to adjustment in accordance with Article 5 ;
(kkk)
“Underlying Warrant” means one common share purchase warrant, each being exercisable to acquire one Common Share for a period of 36 months following the Listing Date at a price of $0.65 per Common Share, subject to adjustment in accordance with Article 5;

(lll)	“Unit” means a unit of the Corporation, consisting of one Underlying Share and one-half of one Underlying Warrant, subject to adjustment in accordance with Article 5;
(mmm)	“U.S. Person” and “United States” have the meanings ascribed thereto in Regulation S under the 1933 Act;
(nnn)
“Warrant Indenture” means the warrant indenture governing the terms of the Underlying Warrants between the Corporation and Odyssey Trust Company in its capacity as warrant agent, dated June 20, 2018, and

(ooo)
 “written order of the Corporation”, “written direction of the Corporation”, “written request of the Corporation”, “written consent of the Corporation” and “certificate of the Corporation” and “any other document required to be signed by the Corporation”, means, respectively, a written order, direction, request, consent, certificate or other document signed in the name of the Corporation by any officer or director and may consist of one or more instruments so executed.

1.2	Headings
The division of this Indenture into Articles, Sections or other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Special Warrants.
1.3	Gender
Words importing the singular number also include the plural and vice versa and words importing a particular gender or neuter include both genders and neuters.
1.4	Weekends and Holidays
If the date for the taking of any action under this Indenture expires on a day which is not a Business Day, such action may be taken on the next succeeding Business Day with the same force and effect as if taken within the period for the taking of such action.
1.5	Meaning of “Outstanding”
Every Special Warrant represented by a Special Warrant Certificate countersigned by the Special Warrant Agent that has been Authenticated and delivered to the holder thereof is deemed to be outstanding until it is cancelled or delivered to the Special Warrant Agent for cancellation or until the Deemed Exercise Time. Where a new Special Warrant Certificate has been issued pursuant to Section 2.8 to replace one which has been mutilated, lost, stolen or destroyed, the Special Warrants represented by only one of such Special Warrant Certificates are counted for the purpose of determining the aggregate number of Special Warrants outstanding. A Special Warrant Certificate representing a number of Special Warrants which has been partially exercised will be deemed to be outstanding only to the extent of the unexercised portion of the Special Warrants.
1.6	Time
Time is of the essence hereof and of each Special Warrant Certificate.
1.7	Applicable Law
This Indenture and each Special Warrant Certificate are subject to and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
1.8	Severability
Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under Applicable Legislation. In the event that any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect under Applicable Legislation the validity, legality and enforceability of the remainder of such provision and any other provision hereof shall not be affected or impaired thereby.
1.9	Currency
All references to currency herein and in the Special Warrant Certificates are to Canadian dollars unless otherwise indicated.
1.10	Conflicts
In the event of any conflict or inconsistency between the provisions of this Indenture and the Special Warrant Certificates, the provisions of this Indenture will govern.

1.11	Schedules
The attached Schedule “A”, Schedule “B”, Schedule “C”, Schedule “D” and Schedule “E” are incorporated into and form part of this Indenture.
ARTICLE 2
ISSUE AND PURCHASE OF SPECIAL WARRANTS
2.1	Creation, Form and Terms of Special Warrants
(a)	The Corporation hereby creates and authorizes for issuance 28,967,294 Special Warrants.
(b)
The Special Warrants shall be executed by the Corporation and Authenticated by, or on behalf of, the Special Warrant Agent upon the written order of the Corporation and delivered by the Special Warrant Agent to the Corporation or to the order of the Corporation in accordance with the written order of the Corporation.

(c)
Each Special Warrant shall entitle the holder thereof to acquire, upon deemed exercise thereof, one Unit without the payment of additional consideration and subject to adjustment in accordance with Article 4 hereof;

(d)
Subject to the provisions hereof, the Special Warrants issued under this Indenture are limited in the aggregate to 30,421,670 Special Warrants, provided that the number and type of securities to be issued upon deemed exercise of the Special Warrants is subject to increase or decrease so as to give effect to the adjustments as required by Article 4.

(e)	No fractional Special Warrants shall be issued or otherwise provided for hereunder.
2.2	Form of Special Warrants, Certificated Special Warrants
The Special Warrants may be issued only in certificated form. All Special Warrants issued in certificated form shall be evidenced by a Special Warrant Certificate (including all replacements issued in accordance with this Indenture), substantially in the form set out in Schedule “A” hereto, which shall be dated as of the applicable Closing Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Special Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions.
2.3	[Reserved]
2.4	Special Warrant Certificate
(a)
For Special Warrants issued in certificated form, the form of certificate representing Special Warrants shall be substantially as set out in Schedule “A” hereto or such other form as is authorized from time to time by the Special Warrant Agent. Each Special Warrant Certificate shall be Authenticated manually on behalf of the Special Warrant Agent upon the written order of the Corporation. Each Special Warrant Certificate shall be signed by at least one duly authorized signatory of the Corporation, whose signature shall appear on the Special Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Corporation as if it had been signed manually. Any Special Warrant Certificate which has been signed as hereinbefore provided shall be valid, and the Special Warrantholder entitled to the benefits, notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Special Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Corporation, with the approval of the Special Warrant Agent, may determine.

(b)	[Reserved].
(c)
No Special Warrant shall be considered issued and shall be valid or obligatory or shall entitle the holder thereof to the benefits of this Indenture until it has been Authenticated by the Special Warrant Agent.

(d)
No Special Warrant Certificate shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Special Warrant Agent. Such Authentication on any such Special Warrant Certificate shall be conclusive evidence that such Special Warrant Certificate is duly Authenticated and is valid and a binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

(e)	[Reserved]
(f)
The Authentication by the Special Warrant Agent of any Special Warrants whether by way of entry on the register or otherwise shall not be construed as a representation or warranty by the Special Warrant Agent as to the validity of the Indenture or such Special Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Special Warrant Agent shall in no respect be liable or answerable for the use made of the Special Warrants or any of them or the proceeds thereof. Authentication by the Special Warrant Agent shall be conclusive evidence as against the Corporation that the Special Warrants so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

2.5	[Reserved]
2.6	Transferability and Ownership of Special Warrants
(a)
The Corporation hereby appoints the Special Warrant Agent as registrar of the Special Warrants and shall cause the Special Warrant Agent to keep at its Calgary office set forth in Section 10.1(b) a register in which the Special Warrant Agent shall enter the names and addresses of the Special Warrantholders, and the number of Special Warrants, and other particulars, prescribed by law, of the Special Warrants held by them, together with a record of transfers in which particulars of all transfers of Special Warrants will be recorded. The Special Warrant Agent shall cause the register to be open at all reasonable times for inspection by the Corporation, the Agent and any Special Warrantholder and upon payment to the Special Warrant Agent of its reasonable fees.  Any Special Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Corporation and the Special Warrant Agent stating the name and address of the Special Warrantholder and agreeing not to use the information therein except in connection with (i) an effort to call a meeting of Special Warrantholders or to influence the voting of Special Warrantholders at any meeting of Special Warrantholders;

(ii) an offer to acquire securities of the Corporation or (iii) any other matter relating to the affairs of the Corporation.
(b)	[Reserved]
(c)
The Special Warrant Certificates may only be transferred by the Special Warrantholder (or its legal representatives or its attorney duly appointed), in accordance with Applicable Legislation and upon compliance with the conditions herein, on the register kept at the office of the Special Warrant Agent pursuant to Section 2.6(a) by delivering to the Special Warrant Agent’s Calgary office the Special Warrant Certificate, a duly executed Form of Transfer attached as Appendix “1” to the Special Warrant Certificate and complying with such other reasonable requirements as the Corporation and the Special Warrant Agent may prescribe and such transfer shall be duly noted on the register by the Special Warrant Agent.

(d)
Notwithstanding anything contained in this Indenture, in the Special Warrant Certificate or in any subscription agreements under which Special Warrants were issued and sold, the Special Warrant Agent, relying solely on the Form of Transfer attached as Appendix “1” to the Special Warrant Certificate or such other reasonable requirements as the Corporation and Special Warrant Agent may prescribe pursuant to Section 2.5(c) or this Section shall not register any transfer of a Special Warrant unless the transfer is made in compliance with this Section.

(e)
The Special Warrant Agent acknowledges and understands that the Special Warrants have not been registered under the 1933 Act or under the securities or “blue sky” laws of any state of the United States and each Special Warrant is a “restricted security” within the meaning of Rule 144 under the 1933 Act. Any Special Warrantholder may only offer, sell, or otherwise transfer such securities (A) to the Corporation,  (B) pursuant to an effective registration statement under the 1933 Act, (C) pursuant to the exemption from the registration requirements of the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws, or (D) in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, ) and in each case upon delivery to the Corporation and the Special Warrant Agent of such documentation as the Corporation or the Special Warrant Agent may reasonably request, including, but not limited to, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporaiton and the Special Warrant Agent. If a Special Warrant Certificate is tendered for transfer in violation of the foregoing, the Special Warrant Agent shall not register such transfer.

(f)
The Corporation shall direct the Special Warrant Agent as to matters related to the applicable hold periods and applicable securities legislation. The Special Warrant Agent shall have no obligation to ensure or verify compliance with any Applicable Legislation or regulatory requirements on the issue, exercise or transfer of any Special Warrants or any Underlying Securities issuable upon the deemed exercise of any Special Warrants. The Special Warrant Agent shall be entitled to process all proffered transfers and exercises of Special Warrants upon the presumption that such transfers or exercises are permissible pursuant to all Applicable Legislation and regulatory requirements and the terms of this Indenture. The Special Warrant Agent may assume for the purposes of this Indenture that the address on the register of Special Warrantholders of any Special Warrantholder is the Special Warrantholder’s actual address and is also determinative of the Special Warrantholder’s residency and that the address of any transferee to whom any Special Warrants or any Underlying Securities are to be registered, as shown on the transfer document, is the transferee’s actual address and is also determinative of the transferee’s residency.

(g)
Upon any transfer of Special Warrants in accordance with the provisions of this Indenture, the Corporation shall covenant and agree with the Special Warrant Agent, on behalf of the transferee holder and with the transferee holder, that the transferee holder is a permitted assignee of the transferring holder and is entitled to the benefits of the covenant and agreement of the Corporation set forth in Section 3.15 herein subject to the restrictions and limitations described thereunder. Should a holder of Special Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, the Special Warrant Agent shall not be responsible for ensuring the Special Warrants or the exercise of Special Warrants is cancelled and a refund of the holder’s funds is paid back to the holder. In such cases, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation shall instruct the Special Warrant Agent in writing, to cancel the Special Warrants or exercise transaction and to cause the cancellation of any Underlying Securities on the appropriate registers, which may have already been issued upon the Special Warrant exercise.

(h)	A person who furnishes evidence that he is, to the reasonable satisfaction of the Special Warrant Agent:
(i)	the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Special Warrantholder;
(ii)	a guardian, committee, trustee, curator or tutor representing a Special Warrantholder who is an infant, an incompetent person or a missing person; or
(iii)	a liquidator or a trustee in bankruptcy for a Special Warrantholder, may, as hereinafter stated, by surrendering such evidence together with the Special Warrant Certificate in question to the Special Warrant Agent (by delivery or mail as set forth in Section 10.1 hereof), and subject to such reasonable requirements as the Special Warrant Agent may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Special Warrantholders. Forthwith after the new holder becomes noted on the register, the Special Warrant Agent shall issue a new Special Warrant Certificate to and send such certificate to the new holder.
(i)
The Corporation and the Special Warrant Agent shall deem and treat the registered holder of any Special Warrant as the absolute legal and beneficial owner thereof for all purposes, free from all equities or rights of set off or counterclaim between the Corporation and any previous holder of such Special Warrant, and, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction, neither the Corporation nor the Special Warrant Agent is affected by any notice to the contrary.

(j)
Subject to the provisions of this Indenture and Applicable Legislation, each Special Warrantholder is entitled to the rights and privileges attaching to the Special Warrants, and the issue of the Underlying Securities by the Corporation on deemed exercise of the

Special Warrants in accordance with the terms and conditions herein contained discharges all responsibilities of the Corporation and the Special Warrant Agent with respect to such Special Warrants and neither the Corporation nor the Special Warrant Agent is bound to inquire into the title of any such registered holder.

(k)
A reasonable charge will be levied on a presenter of a Special Warrant Certificate pursuant to this Indenture for the transfer of any Special Warrant. Either the Special Warrantholder or the Corporation will assume this charge.

(l)
Notwithstanding any other provision of this Section 2.5, in connection with any transfer of Special Warrants, the transferor and transferee shall comply with all reasonable requirements of the Special Warrant Agent as the Special Warrant Agent may deem necessary to secure the obligations of the transferee of such Special Warrants with respect to such transfer.

2.7	Special Warrantholders Not Shareholders
A Special Warrantholder is not deemed or regarded as a shareholder of the Corporation nor is such Special Warrantholder entitled to any right or interest except as is expressly provided in this Indenture and on the Special Warrant Certificates.
2.8	Loss, Mutilation, Destruction or Theft of Special Warrants
In case any of the Special Warrant Certificates issued and countersigned hereunder is mutilated or lost, destroyed or stolen, the Corporation, in its discretion, may issue and thereupon the Special Warrant Agent will countersign and deliver a new Special Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Special Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate shall entitle the holder thereof to the benefits hereof and rank equally in accordance with its terms with all other Special Warrants issued hereunder.
The Special Warrantholder applying for the issue of a new Special Warrant Certificate pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and the Special Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as is satisfactory to the Corporation and the Special Warrant Agent in their discretion. The Corporation and the Special Warrant Agent may also, as a condition precedent to issuing a new Special Warrant Certificate, require such applicant to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and the Special Warrant Agent in their discretion, and the applicant shall pay the reasonable charges of the Corporation and the Special Warrant Agent in connection therewith.
2.9	Exchange of Special Warrants
A Special Warrantholder may at any time prior to the Deemed Exercise Time, by written instruction delivered to the Special Warrant Agent at the office of the Special Warrant Agent set forth in Section 10.1, exchange his Special Warrant Certificates for Special Warrant Certificates evidencing Special Warrants in other denominations representing the same number of Special Warrants as under the Special Warrant Certificates so surrendered, in which case the Special Warrant Agent may make a charge sufficient to reimburse it for any government fees or charges required to be paid and such reasonable fees as the Special Warrant Agent may determine for every Special Warrant Certificate issued upon exchange. The Special Warrantholder surrendering such Special Warrant Certificate shall bear such fee and charge. Payment of the charges is a condition precedent to the exchange of the Special Warrant Certificate. The Corporation shall sign and the Special Warrant Agent shall countersign all Special Warrant Certificates necessary to carry out exchanges as aforesaid.
2.10	Ranking
All Special Warrants will have the same attributes and rank pari passu regardless of the date of actual issue.
2.11	Purchase of Special Warrants for Cancellation
Subject to Applicable Legislation, the Corporation may, at any time or from time to time, purchase all or any of the Special Warrants in the market, by private contract or otherwise, on such terms as the Corporation may determine. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Special Warrants are then obtainable plus reasonable costs of purchase. The Special Warrants (and if applicable, the Special Warrant Certificates representing the Special Warrants) purchased hereunder by the Corporation shall, immediately following purchase, be delivered to and cancelled by the Special Warrant Agent and no Special Warrants shall be issued in substitution therefor.
2.12	Cancellation of Surrendered Special Warrants
All Special Warrants Certificates surrendered pursuant to Section 2.5, 2.8, 2.9 and 2.11 and Article 6 shall be cancelled by the Special Warrant Agent and upon such circumstances all such Uncertificated Special Warrants shall be deemed cancelled and so noted on the register by the Special Warrant Agent.
ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION
Until the termination of this Indenture, the Corporation represents, warrants, covenants and agrees with the Special Warrant Agent for the benefit of the Special Warrant Agent and Special Warrantholders as follows:
3.1	To Issue Special Warrants and Reserve Common Shares
(a)
That it is duly authorized to create, issue and sell the Special Warrants and that the Special Warrant Certificates, when issued and countersigned by the Special Warrant Agent, will be valid and enforceable against the Corporation in accordance with their terms and the terms of this Indenture and that the Corporation has reserved, allotted and set aside for issuance up to 33,463,837 Underlying Warrants and up to 66,927,674 Common Shares, being the number of Underlying Shares and Common Shares underlying the Underlying Warrants issuable upon the deemed exercise of Special Warrants in accordance with the terms of this Indenture (including Underlying Shares and Underlying Warrants issuable pursuant to Section 5.1) and such Common Shares, when issued upon the deemed exercise of Special Warrants pursuant to and in accordance with the terms of this Indenture or pursuant to the terms of the Underlying Warrants (as the case may be), are authorized to be issued as fully paid and non-assessable common shares of the Corporation.

(b)
Vstock Transfer, LLC is the registrar and transfer agent of the Common Shares, and is duly authorized to countersign, register and issue certificates representing, or otherwise document or evidence of ownership of, such Common Shares, in each case in accordance with and pursuant to the terms of this Indenture.

(c)
That Odyssey Trust Company is the warrant agent of the Underlying Warrants, and is duly authorized to countersign, register and issue certificates representing, or document such other evidence of ownership of, such Underlying Warrants, in each case in accordance with and pursuant to the terms of this Indenture and the Warrant Indenture.

3.2	To Execute Further Assurances
That it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Indenture.
3.3	To Carry On Business
That subject to the express provisions hereof, it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to Article 4 hereof) nothing herein contained shall prevent any winding-up or liquidation of the Corporation or any Subsidiary of the Corporation or the abandonment of any rights and franchises of the Corporation or any Subsidiary of the Corporation or any corporate reorganization, amalgamation, consolidation, merger, sale, or take-over bid or other business combination from being completed by the Corporation or any Subsidiary of the Corporation in accordance with applicable corporate and securities laws (and none of which are presently contemplated by the Corporation or any Subsidiary of the Corporation at the date hereof) if, in the opinion of the directors or officers of the Corporation or any Subsidiary of the Corporation, as the case may be, it is advisable and in the best interest of the Corporation or of such Subsidiary of the Corporation to do so.
3.4	No Breach of Constating Documents
That the issue of the Special Warrants and the issue of the Underlying Securities do not or will not conflict with any of the terms, conditions or provisions of the constating documents of the Corporation or a Subsidiary of the Corporation or the resolutions of the board of directors, committees of the board of directors or shareholders of the Corporation or a Subsidiary of the Corporation or any trust indenture, loan agreement or any other agreement or instrument to which the Corporation or any Subsidiary of the Corporation is contractually bound.
3.5	Filing Prospectus and Related Matters
That following the Initial Closing Date, the Corporation shall, in accordance with the terms of the Agency Agreement, use its best efforts to:
(a)
prepare and file the Preliminary Prospectus with the Ontario Securities Commission (in its capacity as the principal regulator under the Passport System) and with the applicable Securities Regulator in each of the other Designated Jurisdictions;

(b)	obtain a receipt or deemed receipt, as applicable, for the Preliminary Prospectus in each of the Designated Jurisdictions;

(c)
satisfy all comments received or deficiencies raised by the applicable Securities Regulators in respect of the Preliminary Prospectus after receipt of such comments or after such deficiencies are raised; and

(d)	prepare and file the Prospectus and obtain the Receipt therefor in each of the Designated Jurisdictions after resolution of such comments and deficiencies by the Qualification Deadline.
3.6	Notices to Special Warrant Agent and Agent
That upon obtaining the Receipt for the Prospectus as contemplated in Section 3.5, the Corporation shall forthwith, and in any event not later than the Business Day thereafter:
(a)
give written notice to the Special Warrant Agent and the Agent of the issuance of the Receipt for the Prospectus and the date which constitutes the Deemed Exercise Date (the “Exercise Notice”) in the form of Schedule “D” hereto; and

(b)	provide written confirmation to the Special Warrant Agent and the Agent of any adjustment that has been made pursuant to Article 4.
3.7	Securities Qualification Requirements
That, if any instrument is required to be filed with or any permission, order or ruling is required to be obtained from the Securities Regulators or any other step is required under any applicable law of the Designated Jurisdictions or any other applicable jurisdiction before any securities or property which a Special Warrantholder is entitled to receive pursuant to the deemed exercise of a Special Warrant may properly and legally be delivered upon the deemed exercise of a Special Warrant, the Corporation covenants that it shall use its best efforts to make such filing, obtain such permission, order or ruling and take all such action, at its expense, as is required or appropriate in the circumstances.
3.8	Obtain Listing
That the Corporation will use its best efforts to ensure that the Underlying Shares underlying the Special Warrants and the Common Shares underlying the Underlying Warrants will be approved for listing and trading on the CSE.
3.9	Satisfy Covenants
That the Corporation will comply with all covenants and satisfy all terms and conditions on its part to be performed and satisfied under this Indenture and advise the Special Warrant Agent and the Special Warrantholders promptly in writing of any default under the terms of this Indenture.
3.10	Performance of Covenants by Special Warrant Agent
That if the Corporation shall fail to perform any of its covenants contained in this Indenture and the Corporation has not rectified such failure within 10 Business Days after receiving notice of such failure by the Special Warrant Agent, the Special Warrant Agent may notify the Special Warrantholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Special Warrantholders of such performance by it. No such performance, expenditure or advance by the Special

Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.
3.11	Special Warrant Agent’s Remuneration and Expenses
That the Corporation will pay the Special Warrant Agent from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Corporation and the Special Warrant Agent and will pay or reimburse the Special Warrant Agent upon its request for all reasonable expenses and disbursements and advances properly incurred or made by the Special Warrant Agent in the administration or execution of its duties hereunder (including the reasonable compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Special Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement, or advance as may arise from the gross negligence, willful misconduct or fraud of the Special Warrant Agent. Any amount owing hereunder and remaining unpaid after 30 Business Days from the invoice date will bear interest at the then current rate charged by the Special Warrant Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the resignation or removal of the Special Warrant Agent and/or the termination of this Indenture.
3.12	Notice to Special Warrantholders of Certain Events
That the Corporation covenants with the Special Warrant Agent for the benefit of the Special Warrant Agent and the Special Warrantholders that, so long as any of the Special Warrants are outstanding, it will not:
(a)	pay any dividend payable in shares of any class to the holders of its Common Shares or make any other distribution to the holders of its Common Shares;
(b)	offer to the holders of its Common Shares rights to subscribe for or to purchase any Common Shares or shares of any class or any other securities, rights, warrants or options;
(c)	make any repayment of capital on, or distribution of evidences of indebtedness on, any of its assets to the holders of Common Shares;
(d)	amalgamate, consolidate or merge with any other person or sell or lease the whole or substantially the whole of its assets or undertaking;
(e)	effect any subdivision, consolidation or reclassification of its Common Shares; or
(f)	liquidate, dissolve or wind-up,
unless, in each such case, the Corporation will have given notice, in the manner specified in Section 10.1 and Section 10.2, to the Special Warrant Agent, the Agent and each Special Warrantholder, of the action proposed to be taken and the date on which (a) the books of the Corporation will close or a record will be taken for such dividend, repayment, distribution, subscription rights or other securities, rights, warrants or options, or (b) such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, dissolution, liquidation or winding-up will take place, as the case may be, provided that the Corporation will only be required to specify in the notice those particulars of the action as will have been fixed and determined at the date on which the notice is given. The notice will also specify the date as of which the holders of Common Shares of record will participate in the dividend, repayment, distribution, subscription of rights or other securities, rights, warrants or options, or will be entitled to exchange their

Common Shares for securities or other property deliverable upon such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice will be given, with respect to the actions described in Sections (a), (b), (c), (d), (e) and (f) above not less than 14 days prior to the earliest of the record date, the date on which the Corporation’s transfer books are to be closed, or the effective date with respect thereto.
3.13	Closure of Share Transfer Books
That the Corporation further covenants and agrees that it will not during the period of any notice given under Section 10.1 close its share transfer books or take any other corporate action which might deprive the Special Warrantholders of the opportunity of the deemed exercise of their Special Warrants; provided that nothing contained in this Section 3.13 will be deemed to affect the right of the Corporation to do or take part in any of the things referred to in Section 3.12.
3.14	Payment of Commissions
That the Corporation will not pay or give any commission or other remuneration within the meaning of Section 3(a)(9) of the 1933 Act to any person, directly or indirectly, for soliciting the deemed exercise of the Special Warrants.
3.15	Contractual Right of Rescission
The Corporation covenants and agrees with the Special Warrant Agent to provide and hereby provides a right of rescission to each Special Warrantholder as hereinafter set forth, which right shall be exercisable by a Special Warrantholder directly.
The Corporation hereby agrees that in the event that a holder of a Special Warrant who acquires Underlying Shares upon deemed exercise of the Special Warrants is or becomes entitled under applicable securities laws in the Designated Jurisdictions to the remedy of rescission by reason of a misrepresentation in the Prospectus filed by the Corporation in connection herewith or any amendment thereto, qualifying the distribution of the Underlying Shares to be issued on deemed exercise of the Special Warrants in the Designated Jurisdictions, such holder shall be entitled, subject to available defences and any limitation period under applicable securities laws in the Designated Jurisdictions, to rescission not only of the holder’s deemed exercise of its Special Warrants but also of the private placement transaction pursuant to which the Special Warrants were initially acquired, and shall be entitled in connection with such rescission to a full refund from the Corporation of all consideration paid to the Corporation on the acquisition of the Special Warrants. In the event that such holder is a permitted assignee of the interest of the original purchaser of the corresponding Special Warrants, or the Special Warrants, as applicable, such permitted assignee shall be permitted to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original purchaser. The foregoing right, which is extended by the Corporation in respect of the Special Warrants issued by the Corporation, is in addition to any other right or remedy available to a holder of Special Warrants under applicable securities laws in the Designated Jurisdictions, or otherwise at law, and is subject to the defences and limitations described under such applicable laws.
Should a holder of Special Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, the Special Warrant Agent shall not be responsible for ensuring the exercise is cancelled and a refund is paid back to the holder. In such cases, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation, upon surrender to the Corporation or the transfer agent for the Corporation of any Underlying Shares that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Special Warrant Agent in writing, to cancel the exercise transaction and to cause the cancellation of any such Underlying Shares on the appropriate registers, which may have already been issued upon the Special Warrant exercise.  The Special Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce that the funds are returned pursuant to this Section, nor shall the Special Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this Section.  Notwithstanding the foregoing, in the event that the Corporation provides the refund to the Special Warrant Agent for distribution to the holder, the Special Warrant Agent shall return such funds to the holder as soon as reasonably practicable, and in so doing, the Special Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds.
ARTICLE 4
RELEASE OF ESCROWED FUNDS
4.1	Escrowed Proceeds and Distribution Amounts
On the Closing Date, the Corporation shall direct the Agent to provide in aggregate the Escrowed Proceeds to the Special Warrant Agent by way of certified cheque, bank draft, or electronic wire, and the Special Warrant Agent shall accept and hold the Escrowed Funds in escrow for and on behalf of the persons who have an interest therein pursuant hereto, shall disburse and deal with the Escrowed Funds in the manner contemplated by this Article 4 and at all times shall keep the Escrowed Funds in a segregated interest-bearing account, all on the terms and subject to the conditions hereof. The Corporation acknowledges and agrees that it is a condition of the payment by the holders of Special Warrants of the Subscription Price that the Escrowed Funds are held in escrow by the Special Warrant Agent in accordance with the provisions of this Article 4. The Corporation further acknowledges and confirms that it has no interest in the Escrowed Funds or in the Earnings thereon unless and until the Completion Notice and Direction is delivered to the Special Warrant Agent.
4.2	Satisfaction of Escrow Release Conditions
(a)
Upon the satisfaction of the Escrow Release Conditions on or before the Escrow Release Deadline: (a) the Corporation shall forthwith deliver to the Agent a certificate addressed to the Agent and executed by an officer of the Corporation confirming that Escrow Release Conditions have been satisfied; and (b) thereafter, the Corporation and the Agent shall forthwith deliver to the Special Warrant Agent by facsimile, email or courier to the address of the Special Warrant Agent set out in Section 10.1(b), the Completion Notice and Direction substantially in the form attached hereto as Schedule “B”.

(b)
Upon receipt of a duly executed Completion Notice and Direction, the Special Warrant Agent shall take the actions and comply with the requirements set forth in Section 4.3 hereof. The Special Warrants will continue to be outstanding and will not be automatically exercised until the Deemed Exercise Time.

4.3	Release of Escrowed Funds
Upon receipt of the Completion Notice and Direction on or before the Escrow Release Deadline, the Escrowed Funds shall be released from escrow and paid by the Special Warrant Agent as follows: (a) an amount equal to 50% of the Agent’s Commission as specified in such notice in Subsection 4.2(a), above, together with any remaining expenses of the Agent, shall be paid to the Agent, and (b) the balance of the Escrowed Funds less any amounts payable to the Special Warrant Agent equal to its fees for services rendered and disbursements incurred shall be paid to the Corporation, or as otherwise directed by the Agent and the Corporation in the Completion Notice and Direction, upon receipt by the Special

Warrant Agent of the Completion Notice and Direction and any requisite instructions in connection therewith. Provided that the Completion Notice and Direction and any requisite instructions in connection therewith are provided to the Special Warrant Agent by 8:30 a.m. (Toronto time), with wire instructions to be provided the Business Day prior, the wire transfer(s) of Escrowed Funds in accordance with the Completion Notice and Direction shall be initiated on the same Business Day.
4.4	Failure to Satisfy Escrow Release Conditions by the Escrow Release Deadline
In the event that a Termination Event occurs, the Corporation shall forthwith deliver a Termination Notice to each of the Special Warrantholders, the Special Warrant Agent and the Agent stating the Termination Date and that a Termination Event has occurred. The Special Warrant Agent and the Corporation shall return to each such holder the Special Warrantholder’s Escrowed Funds. Each Special Warrantholder’s Escrowed Funds shall be paid to such holder within five (5) Business Days following the Termination Date. In the event that the Escrowed Funds are not sufficient to fund the Special Warrantholder’s Escrowed Funds payable to all Special Warrantholders, at least one (1) Business Day prior to the Business Day on which the Special Warrant Agent is to pay each Special Warrantholder’s Escrowed Funds, the Corporation shall fund the Special Warrant Agent in a sufficient amount to pay any such shortfall and any available funds will be paid to Special Warrantholders on a pro rata basis. For greater certainty, the Special Warrant Agent shall not be responsible for any such shortfall. Payment made in accordance with this Article 4 shall be made in accordance with Section 4.6 hereof and the Special Warrant Agent shall mail such payment to such Special Warrantholders at their address last appearing on the register of the Special Warrants maintained by the Special Warrant Agent. All Special Warrants in respect of which the Special Warrantholder’s Escrowed Funds have been paid to the Special Warrantholders shall be deemed to have been cancelled on the Termination Date and the Special Warrant Agent shall record the deemed cancellation of such Special Warrants on the register of the Special Warrants. Upon request the Special Warrant Agent shall furnish the Corporation with a certificate identifying the Special Warrants deemed to have been cancelled. All Special Warrants represented by Special Warrant Certificates which have been deemed to have been cancelled pursuant to this Section 4.4 shall be without further force and effect whatsoever.
4.5	Direction
In order to permit the Special Warrant Agent to carry out its obligations under this Article 4, the Corporation hereby specifically authorizes and directs the Special Warrant Agent to make any stipulated payment or to take any stipulated action in accordance with the provisions of this Agreement.
4.6	Method of Disbursement and Delivery
(a)
All disbursements of money made in accordance with the provisions of this Article 4 shall be made by cheque or wire transfer of immediately available funds drawn upon a Canadian Schedule I chartered bank or by official cheque or wire transfer of immediately available funds drawn upon the account of the Special Warrant Agent made payable to or to the order of the persons entitled to disbursement and in the correct amount (less all amounts required to be withheld by the Special Warrant Agent by law, including without limitation, under the Income Tax Act (Canada)).

(b)
If the Special Warrant Agent delivers any such cheque or wire transfer of immediately available funds as required under Subsection 4.6(a), the Special Warrant Agent shall have no further obligation or liability for the amount represented thereby, unless any such cheque or wire transfer of immediately available funds is not paid on due presentation; provided that in the event of the non-receipt of such cheque or wire transfer of immediately available funds by the payee, or the loss or destruction thereof, the Special Warrant Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and funding and indemnity reasonably satisfactory to it, shall issue to such payee a replacement cheque or wire transfer of immediately available funds for the amount of such cheque or wire transfer of immediately available funds.

4.7	Acknowledgements of Escrowed Funds
(a)
The Special Warrant Agent shall acknowledge receipt from the Agent of certified cheque(s) and/or wire transfer(s), as applicable, in the aggregate amount of $12,181,538 as caused to be deposited by the Corporation and confirms that, once received, such funds will be deposited in a segregated account in the name of the Corporation and, pending the satisfaction of the Escrow Release Conditions, will be held in accordance with Section 4.1 hereof.

(b)	The Corporation hereby:
(i)
acknowledges that the amounts received by the Special Warrant Agent pursuant to Section 4.7(a) in accordance with the Corporation’s direction to the Agent represents the gross proceeds from the sale of the Special Warrants less 50% of the Agent’s Commission and all of the Agent’s costs and expenses with respect to the Offering to date; and

(ii)	irrevocably directs the Special Warrant Agent to retain such amounts in accordance with the terms of this Agreement pending payment of such amounts in accordance with the terms of this Agreement.
4.8	Miscellaneous
(a)
The Special Warrant Agent will disburse monies according to this Agreement only to the extent that monies have been deposited with it. The Special Warrant Agent shall be protected in acting and relying upon any written notice, request, waiver, consent, certificates, receipts, statutory declaration or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be. The Special Warrant Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the parties hereto and if its duties herein are affected, unless it shall have given its prior written consent thereto. The duties and obligations of the Special Warrant Agent shall be determined solely by the provisions hereof and, accordingly, the Special Warrant Agent shall not be responsible except for the performance of such duties and obligations as it has undertaken herein. The Special Warrant Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable instructions which comply with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment. The Special Warrant Agent is acting hereunderas escrow agent at the request of the Corporation and the Special Warrantholders and shall not be responsible as escrow agent except for its duties of receiving, holding and disbursing the Escrowed Funds pursuant to the terms and conditions of this Agreement. Any certificate of a party referred to herein, unless otherwise specified, shall, in the case of the Corporation, refer to a certificate of any officer of director of the Corporation, and, in the case of any other party, refer to a certificate of an authorized officer of such party. The Special Warrant Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection therewith, except arising out of its own gross negligence, wilful misconduct or fraud. None of the provisions of this Agreement shall require the Special Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. The Special Warrant Agent shall not be responsible for any losses which may occur as a result of the investment of the Escrowed Funds where the Escrowed Funds have been invested in accordance with the terms of this Agreement.

(b)
In the event that the Special Warrant Agent shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason other than the gross negligence, wilful misconduct or fraud of the Special Warrant Agent, the Special Warrant Agent shall be under no obligation to invest or reinvest the same but shall only be obligated to hold the same on behalf of the person or persons entitled thereto in a current or other non-interest bearing account pending payment to the person or persons entitled thereto. The Special Warrant Agent shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to the Public Trustee of Ontario (or other appropriate official or agency), whose receipt shall be good discharge and release of the Special Warrant Agent for such amounts.

(c)
The Special Warrant Agent shall be entitled to act and rely absolutely on the Completion Notice and Direction or the Termination Notice and shall be entitled to release the Escrowed Funds upon the receipt of the Completion Notice and Direction or the Termination Notice as provided for in this Agreement.

(d)
The parties agree that the Special Warrant Agent does not have any interest in the Escrowed Funds but is serving only as escrow agent hereunder. All taxes in respect of Earnings on the Escrowed Proceeds will be the obligation of and will be paid when due by the recipient of such Earnings, who shall indemnify and hold the Special Warrant Agent harmless from and against any liability arising from such taxes, including the failure to pay such taxes. To the extent required by law, the Special Warrant Agent will perform its withholding, remittance and reporting obligations under the Income Tax Act (Canada), as amended, and the regulations promulgated thereunder and any relevant provincial legislation.

ARTICLE 5
ADJUSTMENT OF NUMBER OF UNDERLYING SCURITIES
5.1	Adjustment of Number of Underlying Securities
If the Receipt for the Prospectus is not issued prior to the Qualification Deadline then each holder of a Special Warrant will be entitled to receive upon deemed exercise of each Special Warrant, without payment of any additional consideration, 1.1 Units per Special Warrant, on the Deemed Exercise Date; provided, however, that any fractional entitlement to Units will be rounded down to the nearest whole Unit.

In addition, the rights to acquire Underlying Securities in effect at any date attaching to the Special Warrants are subject to adjustment from time to time as follows:
(a)	if and whenever at any time from the date hereof and prior to the Deemed Exercise Time, the Corporation:
(i)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of shares;
(ii)	consolidates, reduces or combines its outstanding Common Shares into a smaller number of shares; or
(iii)
issues Common Shares or securities exchangeable for or convertible to Common Shares (“Convertible Securities”) to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(any of the above being an “Common Share Reorganization”), the number of Underlying Shares issuable upon the exercise of each Special Warrant is adjusted immediately after the effective date of the Common Share Reorganization or on the record date for the issue of Common Shares or Convertible Securities by way of stock dividend, by multiplying the number of Underlying Shares previously obtainable on the exercise of a Special Warrant by the fraction of which:
(A)
the numerator is the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization, or, in the case of the issuance of exchangeable or Convertible Securities, the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization plus the total number of Common Shares issuable upon conversion or exchange of such Convertible Securities; and

(B)	the denominator is the total number of Common Shares outstanding immediately prior to the applicable effective or record date of such Common Share Reorganization;
and the Corporation and Special Warrant Agent, upon receipt of notice pursuant to Section 5.3, shall make such adjustment successively whenever any event referred to in this Section 5.1(a) occurs and any such issue of Common Shares or Convertible Securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Section 5.1(a). Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation. To the extent that any Convertible Securities are not converted into or exchanged for Common Shares, prior to the expiration thereof, the number of Underlying Shares obtainable under each Special Warrant shall be readjusted to the number of Underlying Shares that is then obtainable based upon the number of Common Shares actually issued on conversion or exchange of such Convertible Securities;
(b)
if and whenever at any time from the date hereof and prior to the Deemed Exercise Time the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 calendar days after the record date for such issue (“Rights Period”), to subscribe for or acquire Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) to the holder of less than 95% of the Current Market Price for the Common Shares on such record date (any such issuance being herein called a “Rights Offering), then the number of Underlying Shares obtainable upon the exercise of each Special Warrant shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the number of Underlying Shares obtainable upon the exercise thereof immediately prior to the end of the Rights Period by a fraction:

(i)
the numerator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period (or into which the convertible or exchangeable securities so offered are convertible or exchangeable) upon exercise of the rights, warrants or options under the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of:
(A)	the number of Common Shares outstanding as of the record date for the Rights Offering, and
(B)
a number determined by dividing (1) the product of the number of Common Shares issued or subscribed during the Rights Period (or into which the convertible or exchangeable securities so offered are convertible or exchangeable) upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Common Shares are offered (or the conversion or exchange price of the convertible or exchangeable securities so offered) by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering;

Any offered securities owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation. If all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the number of Underlying Shares obtainable shall be readjusted to the number of Underlying Shares obtainable in effect immediately prior to the record date and such number shall be further adjusted based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date;
(c)	if and whenever at any time from the date hereof and prior to the Deemed Exercise Time the Corporation shall issue or distribute to all or to substantially all of the holders of the Common Shares:
(iii)
securities of the Corporation including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidence of its indebtedness; or

(ii)	any property or other assets,
and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the number of Underlying Shares obtainable upon the exercise of each Special Warrant shall be adjusted effective immediately after the record date at which the holders of affected Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Underlying Shares obtainable upon the exercise thereof in effect on such record date by a fraction:
(A)	the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date; and
(B)	the denominator of which shall be:
(1)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less
(2)
the aggregate fair market value on such record date, as determined by action by the directors (whose determination shall be conclusive), subject to approval by any stock exchange upon which the Common Shares are then listed and posted for trading, to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution;

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation. If the distribution of shares, rights, options, warrants, evidences of indebtedness, property or other assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the number of Underlying Shares obtainable shall be readjusted to the number of Underlying Shares obtainable in effect immediately prior to the record date and such number shall be further adjusted based upon the number of shares, rights, options, warrants, evidences of indebtedness, property or other assets actually distributed or based upon the number of securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date;
(d)
if and whenever at any time from the date hereof and prior to the Deemed Exercise Time there is a reclassification of the Common Shares, a change in the Common Shares into other shares or securities, or a capital reorganization of the Corporation other than as described in Section 5.1(a), including for certainty a liquidation, dissolution or winding up of the Corporation, a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a transfer, sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any of such events being referred to as a “Capital Reorganization”, every Special Warrantholder, as at the effective date of such Capital Reorganization, shall be entitled to receive upon deemed exercise in accordance with the terms and conditions hereof and shall accept, in lieu of the number of Underlying Securities obtainable under the Special Warrants to which it was previously entitled, the kind and number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Capital Reorganization, that the Special Warrantholder would have been entitled to receive on such Capital Reorganization if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of Underlying Securities obtainable upon the exercise of Special Warrants then held, subject to adjustment thereafter in accordance with provisions of the same, as nearly as may be possible, as those contained in this Article 4. The Corporation shall not carry into effect any action requiring an adjustment pursuant to this Section 5.1(d) unless all necessary steps have been taken so that the Special Warrantholders are thereafter entitled to receive such kind and number of shares, other securities or property. The Corporation will not enter into a Capital Reorganization unless its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, prior to or contemporaneously with any such Capital Reorganization, enters into an indenture which provides, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Special Warrantholders to the end that the provisions set forth in this Indenture are correspondingly made applicable, as nearly as may reasonably be possible, with respect to any shares, other securities or property to which a Special Warrantholder is entitled on the exercise of his acquisition rights thereafter. An indenture entered into by the Corporation pursuant to the provisions of this Section 5.1(d) is deemed a supplemental indenture entered into pursuant to the provisions of Article 8. An indenture entered into between the Corporation, any successor to the Corporation or any purchasing body corporate, partnership, trust or other entity and the Special Warrant Agent must provide for adjustments which are as nearly equivalent as may be practicable to the adjustments provided in this Article 4 and which apply to successive Capital Reorganizations;

(e)
where this Section 5.1 requires that an adjustment becomes effective immediately after a record date or effective date, as the case may be, for an event referred to herein, the Corporation may defer, until the occurrence of that event, issuing to the Special Warrantholder exercising his acquisition rights after the record date or effective date, as the case may be and before the occurrence of that event the adjusted number of Underlying Securities, other securities or property issuable upon the exercise of the Special Warrants by reason of the adjustment required by that event. If the Corporation relies on this Section 5.1(e) to defer issuing an adjusted number of Underlying Securities, other securities or property to a Special Warrantholder, the Corporation shall first deliver to the Special Warrantholder an appropriate instrument evidencing the right of such person to receive such securities or other property and the Special Warrantholder has the right to receive any distributions made on the adjusted number of Underlying Securities, other securities or property declared in favour of holders of record on and after the date of exercise or such later date as the Special Warrantholder would but for the provisions of this Section 5.1(e), have become the holder of record of the adjusted number of Underlying Securities, other securities or property;

(f)
notwithstanding any other provision of this Indenture, if an event which would cause an adjustment under Section 5.1(c) or Section 5.1(d) shall become contemplated and the terms and conditions of such event are such that the rights of the Special Warrantholders to the applicable shares or other securities or property that the Special Warrantholders would be entitled to upon such adjustment are adversely affected, considering all relevant facts, by reason of them not holding prior to the Deemed Exercise Time the Underlying

Securities to which they are entitled upon exercise of the Special Warrants, then (A) the Corporation shall forthwith deliver notice of such event to the Special Warrant Agent and (B) on the date that is five (5) Business Days prior to the earliest of the record date, the date on which the Corporation’s transfer books are to be closed, or the effective date with respect to such event, the Special Warrants will be deemed to be exercised and the provisions of this Indenture shall apply mutatis mutandis to such accelerated exercise of the Special Warrants;

(g)
the adjustments provided for in this Section 5.1 are cumulative. After any adjustment pursuant to this Section 5.1, the term “Underlying Securities” where used in this Indenture is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Special Warrantholder is entitled to receive upon the exercise of his Special Warrant, and the number of Underlying Securities obtainable in any exercise made pursuant to a Special Warrant is interpreted to mean the number of Underlying Securities or other property or securities a Special Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 5.1, upon the full exercise of a Special Warrant;

(h)
notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Special Warrants if the issue of Common Shares is being made pursuant to or in connection with (a) any stock option plan, share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation, which plan has been approved by the Board of Directors of the Corporation; or (b) the exchange, retraction or redemption or satisfaction of existing securities and instruments issued at the date hereof;

(i)
in the event of a question arising with respect to the adjustments provided for in this Section 5.1, that question shall be conclusively determined by the Corporation’s auditors or if they are unwilling or unable to act, such independent nationally recognized chartered accountants as may be selected by the directors of the Corporation, acting reasonably, who shall have access to all necessary records of the Corporation, and a determination by the Corporation’s auditors, absent manifest error, is binding upon the Corporation, the Special Warrant Agent, all Special Warrantholders and all other persons interested therein; and

(j)
no adjustment in the number of Underlying Securities obtainable upon exercise of Special Warrants shall be made in respect of any event described in this Section 5.1 if the Special Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if the Special Warrantholders had exercised their Special Warrants prior to or on the effective date or record date of such event.

5.2	Proceedings Prior to any Action Requiring Adjustment
As a condition precedent to the taking of any action which requires an adjustment in any of the acquisition rights pursuant to the Special Warrants, including the number of Underlying Securities obtainable upon the exercise thereof, the Corporation shall take any corporate action which may in its opinion be necessary in order that the Corporation or any successor to the Corporation has reserved, allotted and set aside for issuance Common Shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Underlying Securities and may validly and legally deliver all other securities or property which the Special Warrantholders are entitled to receive on the full exercise of the Special Warrants in accordance with the provisions hereof.
5.3	Notice of Adjustment
As soon as practicable and in any event not more than three business days following the occurrence of any event which requires an adjustment as provided in Section 5.1, the Corporation shall forthwith deliver a written notice to the Special Warrantholders, the Special Warrant Agent and the Agent specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.
5.4	No Action After Notice
The Corporation covenants with the Special Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Special Warrant of the opportunity of exercising their Special Warrants during the period of 14 calendar days after giving of the notice set forth in Section 5.3 hereof and 5.6 hereof.
5.5	Protection of Special Warrant Agent
The Special Warrant Agent:
(a)
is entitled to act and rely, and shall be protected in so doing, on any adjustment calculation of the Corporation or the Corporation’s auditors and any other documents filed by the Corporation pursuant to this Article 4 for all purposes;

(b)
is not at any time under any duty or responsibility to a Special Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 5.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(c)
is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant;

(d)
is not responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver certificates for the Underlying Securities upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in Article 4; and

(e)
shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Corporation.

5.6	Notice of Special Matters
The Corporation covenants with the Special Warrant Agent that so long as any Special Warrants remain outstanding it will give not less than 14 calendar days’ prior written notice in the manner provided for in Article 9 to the Special Warrant Agent, each Special Warrantholder and to the Agent of any event which requires an adjustment pursuant to this Article 4. The Corporation covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment. The Corporation further covenants and agrees that it shall promptly, as soon as the adjustment calculations are reasonably determinable, file a certificate of the Corporation with the Special Warrant Agent, on which the Special Warrant Agent may act and rely, showing how such adjustment shall be computed and give notice to the Special Warrantholders and the Agent of such adjustment computation.
5.7	Underlying Warrants and Warrant Shares Treated Separately
Other than an adjustment to the Underlying Warrants issuable upon exercise of the Special Warrants pursuant to Section 5.1(d), the parties hereto agree the rights of Special Warrantholders to acquire Underlying Warrants (including the exercise price thereof) and/or Common Shares underlying the Underlying Warrants in effect at any date attaching to the Special Warrants shall be subject to adjustment from time to time in accordance with the provisions of the warrant indenture governing the Underlying Warrants.
ARTICLE 6
EXERCISE AND CANCELLATION OF SPECIAL WARRANTS
6.1	Notice of Deemed Exercise to Special Warrantholders
Upon receipt of the Exercise Notice from the Corporation in accordance with Section 3.6, the Special Warrant Agent shall give written notice, in the form to be provided by the Corporation to the Special Warrant Agent, to each holder of a Special Warrant concurrently with delivery of the certificates or other evidence of ownership representing the Underlying Securities in accordance with Section 6.3.
6.2	No Voluntary Exercise of Special Warrants
No Special Warrants may be voluntarily exercised by the holders thereof at any time after their issuance, unless agreed to by the Corporation pursuant to a Supplemental Indenture entered into with the Special Warrant Agent providing for such exercise and subject to any certificates issued prior to the Deemed Exercise Date bearing the legends set out in Section 6.8.
6.3	Deemed Exercise of Special Warrants
All Special Warrants will be deemed to have been exercised immediately prior to the Deemed Exercise Time and surrendered by the Special Warrantholders without any further action on the part of the Special Warrantholders. Upon the occurrence of that event, the Special Warrant Agent shall in respect of the Special Warrant Certificates, mail within one Business Day, one or more certificates representing the Underlying Securities issued upon deemed exercise of the Special Warrants, registered in the name of the Special Warrantholders, to the addresses of the Special Warrantholders as specified in the register for the Special Warrants or to such address as the Corporation may specify in writing to the Special Warrant Agent prior to the Deemed Exercise Time.
6.4	Effect of Exercise of Special Warrants
(a)
Subject to subsection (b), upon deemed exercise of a Special Warrant, the Corporation shall cause to be issued to the person or persons in whose name or names the Underlying Securities so subscribed for are to be issued as specified in the Special Warrant register, the number of Underlying Securities to be issued to such person or persons and such person or persons shall become a holder or holders of the Underlying Securities with effect from the date on which the Special Warrant is deemed exercised and shall be entitled to delivery of certificates evidencing the Underlying Securities. The Corporation shall cause the certificates any other appropriate evidence of the issuance of Underlying Securities to be mailed by insured mail or delivered as specified to such person or persons (or, if applicable, the trustee under the registered retirement savings plan or other similar plans which holds the Underlying Securities) at the address or addresses specified in the Special Warrants register, within three Business Days of the date on which the Special Warrant is deemed to be exercised.

(b)
Notwithstanding any provision herein contained to the contrary, the Corporation shall not be required to deliver certificates for Underlying Securities in any period while the transfer registers of the Corporation for the Underlying Securities are closed and, in the event of the deemed exercise of any Special Warrant during any such period, the Underlying Securities subscribed for shall be issued and such person shall be deemed to have become the holder of record of such Underlying Securities on the date on which such transfer registers are next reopened.

(c)
Upon any deemed exercise of the Special Warrants and issuance of Underlying Securities, the registered holders of the Underlying Securities so issued are deemed to have received the notice provided in Schedule “D” hereto.

6.5	Special Warrants Void After Exercise
After the deemed exercise of a Special Warrant as provided in this Article 5, the holder of a Special Warrant no longer has any rights either under this Indenture or the Special Warrant Certificate, other than the right to receive certificates or other evidence of ownership as provided herein representing an Underlying Security and the Special Warrant is void and of no value or effect.
6.6	Fractions of Underlying Securities
Where a Special Warrantholder is entitled to receive, as a result of the adjustments provided for in Section 5.1 or otherwise, on the deemed exercise of its Special Warrants a fraction of an Underlying Security, such right may only be exercised in respect of such fraction in combination with another Special Warrant or other Special Warrants which in the aggregate entitle the Special Warrantholder to receive a whole number of Underlying Securities. If a Special Warrantholder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Underlying Securities, the Special Warrantholder may not acquire a fractional Underlying Security on the deemed exercise of such Special Warrants, and, as a result, has the right to acquire only that number of Underlying Securities equal to the nearest whole number of Underlying Securities and no cash will be paid in lieu of any fractional Underlying Security.
6.7	Accounting and Recording
 The Special Warrant Agent shall record the particulars of the deemed exercise of the Special Warrants, which include the name or names and addresses of the persons who become holders of Underlying Securities on exercise of the Special Warrants pursuant to this Article 6 and the number of Underlying Securities issued. If requested by the Corporation, upon the deemed exercise of the Special Warrants pursuant to this Article 6, the Special Warrant Agent shall provide those particulars in writing to the Corporation.

6.8	Legending of Special Warrants and Underlying Securities
(a)	All Special Warrant Certificates and all certificates issued in exchange therefor or in substitution thereof will have the following legends endorsed thereon:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [CLOSING DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”
(b)
All Special Warrant Certificates and all certificates issued in exchange therefor or in substitution thereof and any certificates representing the Underlying Securities issued upon deemed exercise thereof will have the following legend endorsed thereon in addition to the legend set forth in 6.8(a):

“THE SECURITIES REPRESENTED HEREBY [IN THE CASE OF WARRANTS: AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.”
 [IN THE CASE OF WARRANTS ONLY: “THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR U.S. STATE SECURITIES LAWS.  THIS SPECIAL WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS SPECIAL WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.”]

6.9	(c) Securities Restrictions
Notwithstanding anything herein contained, the certificates representing the Underlying Securities thereby issued will bear such legends as set forth in Section 6.8(b) above and as may, in the opinion of counsel to the Corporation, acting reasonably, be necessary in order to avoid a violation of any applicable securities laws or to comply with the requirements of any stock exchange on which the Underlying Securities are listed, provided that if, at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary or advisable in order to avoid violation of such laws, or the holder of any such legended certificates representing the Underlying Securities, at the holder’s expense, provides the Corporation and the Special Warrant Agent with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Underlying Securities in a transaction in which such legends are not required, such legended certificates representing Underlying Securities may thereafter be surrendered to the transfer agent in exchange for certificates which do not bear such legend.
ARTICLE 7
MEETINGS OF SPECIAL WARRANTHOLDERS
7.1	Definitions
In this Article 7 or otherwise in this Indenture:
(a)	“Adjourned Meeting” means a meeting adjourned in accordance with Section 7.8;
(b)
“Extraordinary Resolution” means a resolution proposed to be passed as an extraordinary resolution at a Meeting duly convened for that purpose and held in accordance with the provisions of this Article 7, and carried by not less than 66 2/3% of the votes cast on such resolution; and

(c)	“Meeting” means a meeting of the Special Warrantholders in respect of any resolution including an Extraordinary Resolution.
7.2	Convening Meetings
The Special Warrant Agent or the Corporation may convene a Meeting at any time at the expense of the Corporation. Upon receipt of a written requisition signed in one or more counterparts by Special Warrantholders holding not less than 10% of the aggregate number of the then outstanding Special Warrants or upon a written request of the Corporation, the Special Warrant Agent shall convene a Meeting, provided that, it has been indemnified and funded to its reasonable satisfaction by the Corporation or the Special Warrantholders for the costs of convening and holding a Meeting. If the Special Warrant Agent fails to convene the Meeting within 5 Business Days after being duly requisitioned to do so and indemnified and funded as aforesaid, the Special Warrantholders may themselves convene a Meeting, the notice for which must be signed by a person that those Special Warrantholders specify, provided that the Special Warrant Agent and Corporation receive notice of the Meeting in accordance with Section 7.4. A written requisition must state, generally, the reason for the Meeting and business to be transacted at the Meeting.
7.3	Place of Meeting
Every Meeting must be held in Toronto, Ontario or at such other place that the Special Warrant Agent and Corporation approve.

7.4	Notice
The Special Warrant Agent or the Corporation, as the case may be, shall give written notice of each Meeting to each Special Warrantholder, the Special Warrant Agent (unless the Meeting has been called by the Special Warrant Agent) and the Corporation (unless the Meeting has been called by the Corporation) in the manner specified in Article 10 at least 10 Business Days before the date of the Meeting. The Special Warrant Agent shall give written notice of each Adjourned Meeting to each Special Warrantholder in the manner specified in Article 10 at least five calendar days before the date of the Adjourned Meeting. The notice for a Meeting must state the time and place of the Meeting and, generally, the reason for the Meeting and the business to be transacted at the Meeting, together with such additional information as may be required to sufficiently inform the Special Warrantholders regarding the business to be transacted at the Meeting. The notice for an Adjourned Meeting must state the time and place of the Adjourned Meeting but need not specify the business to be transacted at an Adjourned Meeting. The accidental omission by the Special Warrant Agent or the Corporation, as the case may be, to give notice of a Meeting or an Adjourned Meeting to a Special Warrantholder does not invalidate a resolution passed at a Meeting or Adjourned Meeting.
7.5	Persons Entitled to Attend
The Corporation and the Agent may and the Special Warrant Agent shall, each by its authorized representatives including directors, officers, employees, and agents, attend every Meeting and Adjourned Meeting but neither the Corporation, the Agent nor the Special Warrant Agent have the right to vote unless they are acting in their capacity as a Special Warrantholder or a proxy for a Special Warrantholder. The legal advisors of the Corporation, the Agent, the Special Warrant Agent, and any Special Warrantholders, respectively, may also attend a Meeting or Adjourned Meeting but do not have the right to vote, unless they have the right to vote as a Special Warrantholder or as a proxy for a Special Warrantholder.
7.6	Quorum
Subject to the provisions of Section 7.18, a quorum for a Meeting shall consist of two or more persons present in person and owning or representing by proxy, not less than 25% of the aggregate number of the then outstanding Special Warrants.
7.7	Chairman
The Special Warrant Agent shall nominate a natural person as the chairman of a Meeting or Adjourned Meeting. If the person so nominated is not present within 15 minutes after the time set for holding the Meeting or Adjourned Meeting, the Special Warrantholders present in person or represented by proxy shall choose one of their number to be chairman. The chairman may vote any Special Warrants for which he or she is the registered holder.
7.8	Power to Adjourn
The chairman of any Meeting at which a quorum of the Special Warrantholders is present may, with the consent of the Meeting, adjourn any such meeting. Notice of such adjournment will be given in accordance with Section 7.4 with such other requirements, if any, as the Meeting may prescribe.

7.9	Adjourned Meeting
If a quorum of the Special Warrantholders shall not be present within 30 minutes from the time fixed for holding any Meeting, the Meeting, if summoned by the Special Warrantholders or on the written direction of any Special Warrantholders holding not less than 10% of the aggregate number of the then outstanding Special Warrants, shall be dissolved; but in any other case the Meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same place and time. Any business may be brought before or dealt with at an Adjourned Meeting which might have been dealt with at the original Meeting in accordance with the notice calling the same. No business shall be transacted at any Meeting unless a quorum is present at the commencement of the Meeting. At the Adjourned Meeting the Special Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the Meeting was originally convened, notwithstanding that they may not hold at least 10% of the aggregate number of the then outstanding Special Warrants.
7.10	Show of Hands
Every question submitted to a meeting, other than an Extraordinary Resolution, will be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact. On a show of hands, every person who is present and entitled to vote, whether as a Special Warrantholder or as proxy for one or more absent Special Warrantholders, or both, shall have one vote.
7.11	Poll
When requested by one or more Special Warrantholders acting in person or by proxy and holding in the aggregate at least 5% of the aggregate number of the then outstanding Special Warrants, on every Extraordinary Resolution, or as directed by the chairman of a Meeting or Adjourned Meeting, the chairman of a Meeting or Adjourned Meeting shall request a poll on a question submitted to the Meeting. Except as otherwise required herein, if a question has been put to a poll, that question shall be decided by the affirmative vote of not less than a majority of the votes given on the poll. If the vote is tied, the motion shall not be carried. On a poll, each Special Warrantholder or person representing a Special Warrantholder by proxy shall be entitled to one vote for every Special Warrant of which he is the registered holder or of which the person being represented by proxy is the registered holder, as the case may be. A declaration made by the chairman that a resolution has been carried or lost is conclusive evidence thereof. In the case of joint registered Special Warrantholders, any one of them present in person or represented by proxy may vote in the absence of the other or others but when more than one of them is present in person or by proxy, they may only vote together in respect of the Special Warrants of which they are joint registered holders.
7.12	Regulations
Subject to the provisions of this Indenture, the Special Warrant Agent, or the Corporation with the approval of the Special Warrant Agent, may from time to time make and, thereafter, vary regulations not contrary to the provisions of this Indenture as it deems fit providing for and governing the following:
(a)	setting a record date for a Meeting for determining Special Warrantholders entitled to receive notice of and vote at a Meeting;

(b)	voting by proxy, the manner in which a proxy instrument must be executed, and the production of the authority of any person signing an instrument of a proxy on behalf of a Special Warrantholder;
(c)	lodging and the means of forwarding the instruments appointing proxies, and the time before a Meeting or Adjourned Meeting by which an instrument appointing a proxy must be deposited;
(d)	the form of the instrument of proxy; and
(e)	any other matter relating to the conduct of a Meeting.
A regulation so made is binding and effective and votes given in accordance with such a regulation shall be valid and counted. The Special Warrant Agent may permit Special Warrantholders to make proof of ownership in the manner the Special Warrant Agent approves.
7.13	Powers of Special Warrantholders
By Extraordinary Resolution passed pursuant to this Article 7, the Special Warrantholders may:
(a)
agree to any modification, abrogation, alteration, compromise, or arrangement of the rights of the Special Warrantholders whether arising under this Indenture, or otherwise at law, including the rights of the Special Warrant Agent in its capacity as special warrant agent hereunder, subject to the consent of the Special Warrant Agent (such consent not to be unreasonably withheld), or on behalf of the Special Warrantholders against the Corporation, which has been agreed to by the Corporation;

(b)
direct and authorize the Special Warrant Agent to exercise any power, right, remedy or authority given to it by or under this Indenture in the manner specified in such resolution or to refrain from exercising any such power, right, remedy, or authority;

(c)
assent to any change in or omission from the provisions contained in this Indenture or the Special Warrant Certificates or any ancillary or supplemental instrument which is agreed to by the Corporation, or, with the consent of the Special Warrant Agent (such consent not to be unreasonably withheld), concerning any right of the Special Warrant Agent, and to authorize the Special Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(d)	without limiting the generality of Sections 7.13(a) and (f), assent to an extension of time thereunder;
(e)	remove the Special Warrant Agent or its successor in office and to appoint a new registrar and agent to take the place of the Special Warrant Agent so removed;
(f)
upon the Special Warrant Agent being furnished with funding and an indemnity that is, in its discretion, sufficient, require the Special Warrant Agent to enforce any covenant or obligation of the Corporation contained in this Indenture or the Special Warrant Certificates, or to enforce any right of the Special Warrantholders in any manner specified in such Extraordinary Resolution, or to refrain from enforcing any such covenant, obligation or right;

(g)
restrain any Special Warrantholder from instituting or continuing any suit or proceeding against the Corporation for the enforcement of a covenant on the part of the Corporation contained in this Indenture or any of the rights conferred upon the Special Warrantholders as set out in this Indenture or the Special Warrant Certificates;

(h)
direct a Special Warrantholder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges, and expenses reasonably and properly incurred by such Special Warrantholder in connection therewith;

(i)
subject to subsection 12.4 of this Indenture, waive and direct the Special Warrant Agent to waive a default by the Corporation in complying with any of the provisions of this Indenture or the Special Warrant Certificate either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(j)
assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(k)
appoint a committee with power and authority to exercise, and to direct the Special Warrant Agent to exercise, on behalf of the Special Warrantholders, such of the powers of the Special Warrantholders as are exercisable by Extraordinary Resolution;

(l)	amend, alter, or repeal any Extraordinary Resolution previously passed pursuant to this Section 7.13; or
(m)	in the event that the Escrow Release Conditions are not satisfied on or prior to the Escrow Release Deadline, to extend the Escrow Release Deadline.
7.14	Powers Cumulative
Any one or more of the powers or any combination of the powers in this Indenture stated to be exercised by the Special Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Special Warrantholders to exercise such power or combination of powers then or thereafter from time to time.
7.15	Minutes of Meetings
The Special Warrant Agent shall make and maintain minutes and records of all resolutions and proceedings at a Meeting or Adjourned Meeting at the expense of the Corporation and shall make available those minutes and records at the office of the Special Warrant Agent for inspection by a Special Warrantholder or his authorized representative and the Agent at reasonable times. If signed by the chairman of the Meeting or by the chairman of the next succeeding Meeting, such minutes shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such Meeting in respect of which minutes shall have been made shall be deemed to have been duly convened and held, and all the resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.16	Written Resolutions
Notwithstanding the foregoing, a written resolution or instrument signed in one or more counterparts by the Special Warrantholders holding not less than a majority of the Special Warrants outstanding in the case of an ordinary resolution, or not less than 66⅔% of the Special Warrants outstanding in the case of an Extraordinary Resolution, is deemed to be the same as, and to have the same force and effect as, an ordinary resolution or Extraordinary Resolution, as the case may be, duly passed at a Meeting or Adjourned Meeting.
7.17	Binding Effect
Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Special Warrantholders shall be binding upon all the Special Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Special Warrantholders in accordance with Section 7.16 shall be binding upon all the Special Warrantholders, whether signatories thereto or not, and each and every Special Warrantholder, the Corporation and the Special Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.
7.18	Holdings by the Corporation or Subsidiaries of the Corporation Disregarded
In determining whether Special Warrantholders are present at a Meeting for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution or other action under this Indenture, Special Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation shall be disregarded. The Corporation will provide the Special Warrant Agent with, upon request, a certificate of the Corporation detailing its holdings and those of its subsidiaries and the various registrations.
ARTICLE 8
SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS
8.1	Provision for Supplemental Indentures for Certain Purposes
From time to time, the Corporation (when authorized by action of the directors) and the Special Warrant Agent may, subject to the provisions hereof and shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:
(a)
adding to the provisions hereof such additional covenants, enforcement provisions, and release provisions (if any) as in the opinion of counsel acceptable to the Corporation and the Special Warrant Agent are necessary or advisable, provided the same are not, in the opinion of the Special Warrant Agent, relying on the opinion of Counsel, prejudicial to the interests of the Special Warrantholders;

(b)	adding to the covenants of the Corporation in this Indenture for the protection of the Special Warrantholders;
(c)
evidencing any succession (or successive successions) of other companies to the Corporation and the covenants of, and obligations assumed by, such successor (or successors) in accordance with the provisions of this Indenture;

(d)	setting forth any adjustments resulting from the application of the provisions of Article 4;
(e)
making such provisions not inconsistent with this Indenture as may be deemed necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Special Warrant Agent, relying on the opinion of Counsel, prejudicial to the interests of the Special Warrantholders;

(f)	giving effect to an Extraordinary Resolution;
(g)
rectifying any ambiguity, defective provision, clerical omission or mistake or manifest or other error contained herein or in any amendment or deed or indenture supplemental or ancillary hereto provided that, in the opinion of the Special Warrant Agent, relying on the opinion of Counsel, the rights of the Special Warrantholders are not prejudiced thereby and provided that the Special Warrant Agent may in its discretion decline to enter into any such supplemental indenture which in its opinion, relying on the opinion of Counsel, may not afford adequate protection to the Special Warrant Agent when the same will become operative;

(h)
adding to or altering the provisions hereof in respect of the transfer of Special Warrants, making provision for the exchange of Special Warrant Certificates of different denominations, and making any modification in the form of the Special Warrant Certificate which does not affect the substance thereof;

(i)
for any other purpose not inconsistent with the provisions of this Indenture, provided that, in the opinion of the Special Warrant Agent, relying on the opinion of Counsel, the rights of the Special Warrant Agent and the Special Warrantholders are in no way prejudiced thereby;

(j)	to allow for the voluntary exercise of Special Warrants if agreed to by the Corporation in accordance with Section 5.2; or
(k)
providing for the issuance of additional Special Warrants hereunder and any consequential amendments hereto as may be required by the Special Warrant Agent, provided the same are not prejudicial to the interests of the Special Warrantholders, based on the opinion of Counsel.

8.2	Corporation May Consolidate, etc. on Certain Terms
Subject to Sections 3.12 and 5.1(d), nothing in this Indenture prevents any consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate or bodies corporate, or a conveyance or transfer of all or substantially all the properties and assets of the Corporation as an entirety to another body corporate lawfully entitled to acquire and operate the same, provided, however, that the body corporate formed by such consolidation, amalgamation, arrangement or into which such merger has been made, or which has acquired by conveyance or transfer all or substantially all the properties and assets of the Corporation as an entirety in circumstances resulting in the Special Warrantholders being entitled to receive property from or securities of such body corporate, shall execute prior to or contemporaneously with such consolidation, amalgamation, arrangement, merger, conveyance or transfer, an indenture supplemental hereto wherein the due and punctual performance and observance of all the covenants, obligations and conditions of this Indenture to be performed or observed by the Corporation are assumed by the successor body corporate. The Special Warrant Agent is entitled to receive and is fully protected in relying upon an opinion of Counsel that any such consolidation, amalgamation, arrangement, merger, conveyance or transfer, and a supplemental indenture executed in connection therewith, complies with the provisions of this Section.
8.3	Successor Body Corporate Substituted
Where the Corporation, pursuant to Section 8.2 hereof, is consolidated, amalgamated, arranged or merged with or into any other body corporate or bodies corporate or conveys or transfers all or substantially all of the properties and assets of the Corporation as an entirety to another body corporate, the successor body corporate formed by such consolidation, amalgamation, arrangement or into which the Corporation has been merged or which has received a conveyance or transfer as aforesaid succeeds to and is substituted for the Corporation hereunder with the same effect as nearly as may be possible as if it had been named herein. Such changes may be made in the Special Warrants as may be appropriate in view of such consolidation, amalgamation, arrangement, merger, conveyance or transfer.
ARTICLE 9
CONCERNING THE SPECIAL WARRANT AGENT
9.1	Duties of Special Warrant Agent
By way of supplement to the provisions of any statute for the time being relating to special warrant agents, and notwithstanding any other provision of this Indenture, in the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Special Warrant Agent shall act honestly and in good faith and shall exercise that degree of care, diligence and skill that a reasonably prudent special warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Special Warrant Agent from, or require any other person to indemnify the Special Warrant Agent against, any liability for its own gross negligence, wilful misconduct or fraud.
9.2	Action by Special Warrant Agent
The Special Warrant Agent is not obligated to do any act or thing except where required to do so by this Indenture and, in the case of a default, only when it has actual notice thereof.
9.3	Certificate of the Corporation
If, in the administration of its duties hereunder, the Special Warrant Agent deems it necessary or desirable that any matter be proved or established by the Corporation, prior to taking or suffering any action hereunder, the Special Warrant Agent may accept, act, and rely upon, and shall be protected in accepting, acting, and relying upon, a certificate of the Corporation as conclusive evidence of the truth of any fact relating to the Corporation or its assets therein stated and proof of the regularity of any proceedings or actions associated therewith, but the Special Warrant Agent may in its discretion require further evidence or information before acting or relying on any such certificate. In addition to the reports, certificates, opinions, and other evidence required by this Indenture, the Corporation shall furnish to the Special Warrant Agent such additional evidence of compliance with any provision hereof, and in such form as may be prescribed by Applicable Legislation, under Section 9.6, or as the Special Warrant Agent may reasonably require by written notice to the Corporation. Whenever Applicable Legislation requires that evidence referred to in this Section 9.3 be in the form of a statutory declaration, the Special Warrant Agent may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by any one or more of the Chairman of the Board and Chief Executive Officer, President or Chief Financial Officer of the Corporation or by any

other officer or director of the Corporation to whom such authority is delegated by the directors from time to time.
9.4	Special Warrant Agent May Employ Experts
The Special Warrant Agent may, at the Corporation’s expense, employ or retain such lawyers, accountants, engineers, appraisers or other experts, advisers or agents as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for such services rendered to it but it is not responsible for any misconduct, mistake or error of judgment on the part of any of them and the Corporation shall pay or reimburse the Special Warrant Agent for any reasonable fees, expenses and disbursements of such experts or advisors. The Corporation shall reimburse the Special Warrant Agent for all disbursements, costs and expenses made or incurred by the Special Warrant Agent in the discharge of its duties and in the management of its duties hereunder. The Special Warrant Agent may rely upon and act upon, and shall be protected from relying and acting upon, the opinion or advice of, or information obtained from, any such lawyer, accountant, engineer, appraiser or other expert, adviser or agent in relation to any matter arising in the administration of its duties  hereunder. The Special Warrant Agent shall not incur any liability for the acts or omissions of such lawyers, accountants, engineers, appraisers or other experts, advisers or agents employed by the Special Warrant Agent in good faith.
9.5	Resignation and Replacement of Special Warrant Agent
(a)
The Special Warrant Agent may resign and be discharged from all further obligations hereunder by giving to the Corporation written notice of at least 60 calendar days, or such shorter time period if acceptable to the Corporation, before the effective date of the resignation. If the Special Warrant Agent resigns, or becomes incapable of acting hereunder, the Corporation shall forthwith appoint in writing a new special warrant agent, unless a new Special Warrant Agent has already been appointed by the Special Warrantholders.

(b)
Failing such appointment by the Corporation or by the Special Warrantholders by Extraordinary Resolution, the retiring Special Warrant Agent, at the expense of the Corporation, or any Special Warrantholder may apply to a Judge of the Ontario Superior Court of Justice on such notice as such Judge may direct, for the appointment of a new special warrant agent. The Special Warrantholders may, by Extraordinary Resolution, remove the Special Warrant Agent (including a special warrant agent appointed by the Corporation or by a Judge as aforesaid) and appoint a new special warrant agent.

(c)
Any new Special Warrant Agent appointed under the provisions of this Section 9.5 shall be a corporation authorized to carry on the business of a trust company in one or more provinces of Canada and, if required by Applicable Legislation of any province, in such province.

(d)
On any new appointment, the new Special Warrant Agent is vested with the same powers, rights, duties and obligations as if it had been originally named as Special Warrant Agent without any further assurance, conveyance, act or deed; but there will be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring such powers, rights, duties, and responsibilities of the new Special Warrant Agent, provided that, any successor Special Warrant Agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, the predecessor Special Warrant Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor Special Warrant Agent an appropriate instrument transferring to such successor Special Warrant Agent all rights and powers of the Special Warrant Agent hereunder.

(e)	On the appointment of a new Special Warrant Agent, the Corporation will promptly give notice thereof to the Special Warrantholders.
(f)
Any Special Warrant Certificates certified but not delivered by a predecessor Special Warrant Agent may be delivered by the successor Special Warrant Agent in the name of the predecessor or successor Special Warrant Agent.

(g)
Any corporation into which the Special Warrant Agent may be merged or consolidated or amalgamated, or to which all or substantially all of its corporate trust business is sold or otherwise transferred or any corporation resulting therefrom to which the Special Warrant Agent shall be a party, or any corporation succeeding to substantially the corporate trust business of the Special Warrant Agent shall be the successor to the Special Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation is eligible for appointment as successor Special Warrant Agent pursuant to Section 9.5(c).

9.6	Indenture Legislation
The Corporation and the Special Warrant Agent agree that each shall at all times in relation to this Indenture and to any action to be taken hereunder, observe and comply with and be entitled to the benefits of all Applicable Legislation. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Applicable Legislation, such mandatory requirement prevails.
9.7	Notice
The Special Warrant Agent shall not be bound to give any notice or do or take any act, action, or proceeding by virtue of the powers conferred on it hereby unless and until it is required to do so under the terms hereof; nor shall the Special Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Special Warrant Agent and in the absence of any such notice the Special Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements, or conditions contained herein. Any such notice will in no way limit any discretion herein given the Special Warrant Agent to determine whether or not the Special Warrant Agent will take action with respect to any default. The Special Warrant Agent shall not be bound to give notice to any person of execution hereof.
9.8	Use of Proceeds
The Special Warrant Agent is in no way responsible for the use by the Corporation of the proceeds of the issue hereunder.

9.9	No Inquiries
In the exercise of any right or duty hereunder the Special Warrant Agent, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Special Warrant Agent pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Special Warrant Agent, if the Special Warrant Agent examines such evidence and determines that it complies with the applicable requirements of this Indenture. The Special Warrant Agent may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Proof of execution of any document or instrument in writing by a holder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner the Special Warrant Agent considers adequate and in respect of a corporate Special Warrantholder, shall include a certificate of incumbency of such Special Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument. The Special Warrant Agent is not bound to make any inquiry or investigation as to the performance by the Corporation of the Corporation’s covenants hereunder.
9.10	Actions by Special Warrant Agent to Protect Interest
The Special Warrant Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Special Warrantholders.
9.11	Special Warrant Agent Not Required to Give Security
The Special Warrant Agent is not required to give any bond or security with respect to the execution or administration of its duties and powers of this Indenture.
9.12	No Conflict of Interest
The Special Warrant Agent represents to the Corporation that, to the best of its knowledge, at the time of the execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Special Warrant Agent hereunder but if, notwithstanding the provisions of this Section 9.12, such a material conflict of interest exists or arises, the validity and enforceability of this Indenture and the instruments issued hereunder are not affected in any manner whatsoever by reason only that such material conflict of interest exists or arises. The Special Warrant Agent shall, within 30 calendar days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 9.5.
9.13	Special Warrant Agent Not Ordinarily Bound
No provision of this Indenture shall require the Special Warrant Agent (and its officers, directors, employees and agents) to expend or risk its (or their) own funds or otherwise incur financial liability in the performance of any of its (or their) duties or in the exercise of any of its (or their) rights or powers unless it is (or they are) so indemnified and funded. The obligation of the Special Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Special Warrantholders hereunder, is conditional upon Special Warrantholders furnishing, when required in writing so to do by the Special Warrant Agent, funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Special Warrant Agent to protect and hold harmless the Special Warrant Agent against any costs, charges, expenses, loss, damage or liability by reason thereof. The Special Warrant Agent may, before commencing or at any time during the continuance of any such act, action, or proceeding, require the Special Warrantholders at whose instance it is acting to deposit with the Special Warrant Agent the Special Warrant Certificates held by them, for which Special Warrant Certificates the Special Warrant Agent shall issue receipts.
9.14	Special Warrant Agent May Deal in Instruments
Subject to Section 9.12, the Special Warrant Agent may in its personal or other capacity, buy, sell, lend upon and deal in and hold securities of the Corporation, including the Special Warrants and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.
9.15	Recitals or Statements of Fact Made by Corporation
Except for the representations contained in Sections 9.12 and in the certification or Authentication of the Special Warrant Agent of the Special Warrants Certificates and the Uncertificated Special Warrants, subject to the provisions hereof, the Special Warrant Agent is not liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Special Warrant Certificates and is not required to verify the same, but all such statements and recitals are and are deemed to have been made by the Corporation only.
9.16	Special Warrant Agent’s Discretion Absolute
The Special Warrant Agent, except as herein otherwise provided, has, as regards to all the powers, authorities and discretions vested in it, absolute discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof.
9.17	No Representations as to Validity
The Special Warrant Agent is not:
(a)
under any responsibility in respect of the validity of this Indenture or the execution and delivery thereof or (subject to Section 2.4(a) hereof) in respect of the validity or the execution of any Special Warrant Certificate;

(b)	under any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;
(c)	bound to give notice to any person or persons of the execution hereof;
(d)
responsible for any breach by the Corporation of any covenant or condition contained in this Indenture or in any Special Warrant Certificate and will not incur any liability or responsibility whatever or be in any way responsible for the consequences of any breach by the Corporation of any obligation herein contained or of any act of any director, officer, employee, or agent of the Corporation; or

(e)
by any act hereunder, deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued as provided in this Indenture or in any Special Warrant Certificate or as to whether any shares will when issued be duly authorized or be validly issued and fully paid and non-assessable. The duty and responsibility as to all the matters and things referred to in this Section 9.17 rests upon the Corporation and not upon the Special Warrant Agent and the failure of the Corporation to discharge any such duty and responsibility does not in any way render the Special Warrant Agent liable or place upon it any duty or responsibility for breach of which it would be liable.

9.18	Special Warrant Agent’s Authority to Carry on Business
The Special Warrant Agent represents to the Corporation that at the date hereof it is authorized to carry on the business of a trust company in Alberta. If, notwithstanding the provisions of this Section 9.18, it ceases to be authorized to carry on such business in Alberta, the validity and enforceability of this Indenture and of the Special Warrants issued hereunder are not affected in any manner whatsoever by reason only of such event, provided that the Special Warrant Agent shall, within 30 calendar days after ceasing to be authorized to carry on such business in Alberta, either become so authorized or resign in the manner and with the effect specified in Section 9.5.
9.19	Indemnification of Special Warrant Agent
Without limiting any protection or indemnity of the Special Warrant Agent under any other provision hereof, or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Special Warrant Agent and its affiliates, their successors, assigns, and each of their directors, officers, employees and agents (the “Indemnified Parties”) and save them harmless from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, charges, payments, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Indemnified Parties in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, charges, payments, expenses and other disbursements arising by reason of the gross negligence, wilful misconduct or fraud of the Special Warrant Agent. This provision shall survive the resignation or removal of the Special Warrant Agent, or the termination of this Indenture. In the absence of gross negligence, wilful misconduct, or fraud on its part, the Special Warrant Agent will not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in performance of its duties under this Agreement. In no event will the Special Warrant Agent be liable for special, indirect, consequential, or punitive loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Special Warrant Agent has been advised of the possibility of such damages. The Special Warrant Agent shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its Counsel, may involve it in expense or liability, unless the Corporation shall, so often as required, furnish the Special Warrant Agent with satisfactory indemnity and funding against such expense or liability.
9.20	Third Party Interests
The Corporation hereby represents to the Special Warrant Agent that any account to be opened by, or interest to be held by the Special Warrant Agent in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation agrees to complete and execute forthwith a declaration in the Special Warrant Agent’s prescribed form as to the particulars of such third party.
9.21	Compliance with Anti-Money Laundering Legislation
The Special Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Special Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist legislation, or economic sanctions legislation, regulation or guideline. Further, should the Special Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non- compliance with any applicable anti-money laundering, anti-terrorist legislation, or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 calendar days’ written notice to the Corporation, provided (i) that the Special Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Special Warrant Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.
9.22	Not Appointed Receiver
The Special Warrant Agent and any person related to the Special Warrant Agent will not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.
9.23	Compliance with Privacy Policy
The Corporation acknowledges that the Special Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such party and/or its representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:
(a)	to provide the services required under this Indenture and other services that may be requested from time to time;
(b)	to help the Special Warrant Agent manage its servicing relationships with such individuals;
(c)	to meet the Special Warrant Agent’s legal and regulatory requirements; and
(d)	if Social Insurance Numbers are collected by the Special Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.
The Corporation acknowledges and agrees that the Special Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its privacy policy, which the Special Warrant Agent shall make available on its website or upon request, including revisions thereto. Further, the Corporation agrees that it shall not provide or cause to be provided to the Special Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless the Corporation has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.
9.24	Tax Reporting
(a)
The Corporation agrees that during the term of this Agreement and until the Escrowed Funds are released and distributed, for tax reporting purposes, all interest or other taxable income earned from the Escrowed Funds in any tax year shall be taxable, and the requisite tax reporting forms shall be issued to the Corporation in the taxation year that it was earned, notwithstanding if no such amount has been distributed.

(b)
In the event the Escrowed Funds are released and distributed to the Special Warrantholders pursuant to Section 4.4, the Agent and the Corporation agree that for tax reporting purposes, all Earnings in that tax year shall be taxable, and the requisite tax reporting forms shall be issued to the Special Warrantholders, as applicable, in the taxation year that it was earned and the Special Warrant Agent shall be entitled to withhold or deduct from the Escrowed Funds to be released and distributed as applicable, on a pro rata basis to the Special Warrantholders, the amount of any such taxes or other charges payable on the Earnings.

ARTICLE 10
NOTICES
10.1	Notice to Corporation, Special Warrant Agent and Agent
Any notice, direction or other instrument addressed to the Corporation, Special Warrant Agent or Agent under the provisions of this Indenture is valid and effective if in writing delivered personally, sent by registered letter, postage prepaid or sent by facsimile or pdf via email:
(a)	If to the Corporation:
CLS HOLDINGS USA, INC.
11767 South Dixie Highway, Suite 115
 Miami, Florida
33156

Attention:          Jeff Binder, Chairman & CEO
Email:                  jb@power3net.com
with a copy to (which shall not constitute notice):
Cassels Brock & Blackwell LLP
40 King Street West, Suite 2100
 Toronto, Ontario  M5H 3C2
Attention:          Cam Mingay
Email:                  cmingay@casselsbrock.com

(b)	If to the Special Warrant Agent:
Odyssey Trust Company
Stock Exchange Tower
350-300 5th Avenue SW
 Calgary, Alberta T2P 3C4
Attention:           Dan Sander
Email:                   dsander@odysseytrust.com

(c)	If to the Agent:
Canaccord Genuity Corp.
161 Bay Street, Suite 3000
 Toronto, Ontario  M5J 2S1
Attention:          Michael Graham
Email:                  MJGraham@canaccordgenuity.com
with  a copy to (which shall not constitute notice):

 Bennett Jones LLP
3400 One First Canadian Place, P.O. Box 130,
Toronto, Ontario  M5X 1A4

Attention:          Aaron Sonshine
Email:                  sonshinea@bennettjones.com

Any notice, direction or other instrument aforesaid will, if delivered personally, be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the third Business Day following the date of the postmark on such notice, direction or other instrument and, if sent by facsimile or pdf via email, be deemed to have been given and received on the day it was so sent unless it was sent:
(a)	on a day which is not a business day in the place to which it was sent; or
(b)	after 5:00 p.m. in the place to which it was sent,
in which cases it will be deemed to have been given and received on the next day which is a business day in the place to which it was sent.
The Corporation, the Special Warrant Agent or the Agent, as the case may be, may from time to time notify the others in the manner provided in this Section 10.1 of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation, the Special Warrant Agent or the Agent, as the case may be, for all purposes of this Indenture.
If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Special Warrant Agent, to the Corporation or to the Agent hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in this Section 10.1, or by facsimile or electronic transmission or other means of prepaid, transmitted and recorded communication.
10.2	Notice to Special Warrantholders
Any notice to the Special Warrantholders under the provisions of this Indenture is valid and effective if delivered, sent by regular mail or sent by courier, to each Special Warrantholder at its address appearing on the register of Special Warrants kept by the Special Warrant Agent or, in the case of joint holders, to the first such address, and, if delivered or couriered, shall be deemed to have been given and received on the day it was delivered and, if mailed, shall be deemed to have been received on the third Business Day following the date of the postmark on such notice. Accidental error or omission in giving notice or accidental failure to mail notice to any Special Warrantholder will not invalidate any action or proceeding founded thereon. All notices may be given to whichever one of the Special Warrantholders (if more than one) is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all Special Warrantholders of and any other persons (if any) interested in such Special Warrants.
If, by reason of any interruption of mail service, actual or threatened, any notice to be given to the Special Warrantholders by the Special Warrant Agent or the Corporation would be unlikely to reach or likely to be delayed in reaching its destination in the ordinary course of mail, such notice shall be valid and effective only if published twice (i) in the Report on Business section in the national edition of The Globe & Mail newspaper; and (ii) in such other place or places and manner, if any, as the Corporation may require. Any notice given to Special Warrantholders by publication shall be deemed to have been given on the last day on which publication shall have been effected.
A copy of any notice provided to the Special Warrantholders shall be concurrently provided to the Agent in the manner specified in Section 10.1.
ARTICLE 11
POWER OF BOARD OF DIRECTORS
11.1	Board of Directors
In this Indenture, where the Corporation is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Corporation, by any duly appointed committee of the directors of the Corporation or by those officers of the Corporation authorized to exercise such acts.
ARTICLE 12
MISCELLANEOUS PROVISIONS
12.1	Further Assurances
The parties covenant and agree from time to time, as may be reasonably required by any party hereto, to execute and deliver such further and other documents and do all matters and things which are convenient or necessary to carry out the intention of this Indenture more effectively and completely.
12.2	Unenforceable Terms
If any term, covenant or condition of this Indenture or the application thereof to any party or circumstance is invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable is not affected thereby and each remaining term, covenant or condition of this Indenture is valid and enforceable to the fullest extent permitted by law.
12.3	No Waiver
No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder is deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party. Failure on the part of either party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, does not constitute a waiver by such party of its rights hereunder.

12.4	Waiver of Default
Notwithstanding Section 12.3 above, upon the happening of any default hereunder:
(a)
the holders of not less than 50% of the Special Warrants plus one Special Warrant then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution created under Article 7) by requisition in writing to instruct the Special Warrant Agent to waive any default hereunder and the Special Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)
the Special Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Special Warrant Agent may deem advisable, if, in the Special Warrant Agent’s opinion, relying on the opinion of Counsel, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Special Warrant Agent or of the Special Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Special Warrant Agent or of the Special Warrantholders shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.
12.5	Immunity of Shareholders
Subject to the contractual right of action given by the Corporation to the Special Warrantholders in the subscription agreements between the Corporation and the purchasers of the Special Warrants, given in Section 3.15 herein and to be contained in the Prospectus, and subject to any other rights or remedies available to the Special Warrantholders under applicable securities legislation or otherwise, the Special Warrant Agent and, by the acceptance of the Special Warrant Certificate and as part of the consideration for the issue of the Special Warrants, the Special Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or of any successor corporation on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Special Warrant Certificates.
12.6	Limitation of Liability
Subject to Section 12.5, the obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or of any successor corporation or any of the past, present or future officers, employees or agents of the Corporation or of any successor corporation, but only the property of the Corporation or of any successor corporation shall be bound in respect hereof.
12.7	Suits by Special Warrantholders
(a)
No Special Warrantholder has any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless the Special Warrantholders by Extraordinary Resolution have made a request to the Special Warrant Agent and the Special Warrant Agent has been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name and the Special Warrantholders or any of them have furnished to the Special Warrant Agent, when so requested by the Special Warrant Agent, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Special Warrant Agent has failed to act within a reasonable time or the Special Warrant Agent has failed to actively pursue any such act or proceeding.

(b)
Subject to the provisions of Section 12.7(a) and otherwise in this Indenture, all or any of the rights conferred upon a Special Warrantholder by the terms of a Special Warrant may be enforced by such Special Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Special Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Special Warrantholders from time to time.

12.8	Force Majeure
Except for the payment obligations of the Corporation contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.
12.9	Enurement
This Indenture enures to the benefit of and is binding upon the parties hereto and their respective successors and assigns and, subject to Sections 5.1(d), 8.2 and 9.5(g), may not be assigned by either party hereto without the consent in writing of the other party, such consent not to be unreasonably withheld.
12.10	Counterparts and Formal Date
This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of the Initial Closing Date.
12.11	Satisfaction and Discharge of Indenture
Upon the occurrence of the Deemed Exercise Time and if and once all Underlying Securities required to be issued in compliance with the provisions hereof have been issued and delivered hereunder, this Indenture (except for any indemnities given to the Special Warrant Agent) shall cease to be of further effect and the Special Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Special Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, and upon payment to the Special Warrant Agent of the fees and other remuneration payable to the Special Warrant Agent, the Special Warrant Agent shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Special Warrant Agent by the Corporation hereunder, Section 2.6(g) and Section 3.15 shall remain in full force and effect and survive the termination of this Indenture.

12.12	Provisions of Indenture and Special Warrants for the Sole Benefit of Parties and Special Warrantholders
Nothing in this Indenture or the Special Warrants, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders from time to time of the Special Warrants any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholders.
12.13	Formal Date and Effective Date
For the purpose of convenience, this Indenture is referred to as bearing the formal date of June 20, 2018; however, notwithstanding such formal date, this Indenture becomes effective as between the Corporation and any particular Special Warrantholder upon the date of issuance of a Special Warrant to such Special Warrantholder.
[Remainder of page intentionally left blank.]

The parties hereto have executed this Indenture under the hands of their proper officers in that behalf as of the date first written above.
CLS HOLDINGS USA, INC.

Per:	/s/ Jeffrey I. Binder
Authorized Signatory

ODYSSEY TRUST COMPANY

Per:	/s/ Dan Sander
Authorized Signatory

Per:	/s/ Lisa Scotland
Authorized Signatory

SCHEDULE “A”

FORM OF SPECIAL WARRANT CERTIFICATE
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [CLOSING DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
[All Special Warrants are required to bear the following legend:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.”

SPECIAL WARRANT CERTIFICATE
CLS HOLDINGS USA, INC.
 (a corporation existing under the laws of the State of Nevada)
No. [●]
«Number» SPECIAL WARRANTS entitling the holder to acquire one Unit (comprised of one Underlying Share and one-half of one Underlying Warrant) for each Special Warrant, subject to adjustment as set out below

THIS IS TO CERTIFY that, for value received, «Name» (the “Special Warrantholder”) is the registered holder of the number of special warrants (the “Special Warrants”) stated above and is entitled to acquire in the manner and at the time, and subject to the restrictions contained in the Indenture (as defined below), one common share and one common share purchase warrant (collectively, the “Underlying Securities”) of CLS Holdings USA, Inc. (the “Corporation”) per Special Warrant represented hereby (subject to adjustment as set out below and in the Indenture), all without payment of any additional consideration.

The Special Warrants represented by this certificate are issued under and pursuant to a certain indenture (the “Indenture”) made as of June 20, 2018 between the Corporation and Odyssey Trust Company (the “Special Warrant Agent”) (which expression includes any successor special warrant agent appointed under the Indenture), to which Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which such Special Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All terms defined in the Indenture are used herein as so defined. In the event of any conflict or inconsistency between the provisions of the Indenture and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture shall prevail. The Corporation will furnish to the holder of this Special Warrant Certificate, upon request and without charge, a copy of the Indenture.
The Special Warrants represented by this Special Warrant Certificate will be deemed to be automatically exercised at 5:00 p.m. (Toronto time) on the earlier of:
(i)
the date that is the fifth Business Day after the date on which the receipt (the “Receipt”) for a (final) prospectus qualifying the distribution of the Underlying Shares issuable upon deemed exercise of the Special Warrants (the “Prospectus”) has been issued by the securities commissions or similar regulatory authority (the “Securities Regulators”) in each of the provinces of Canada in which Special Warrants are sold (the “Designated Jurisdictions”); and

(ii)	the date that is 4 months and one day after the Acquisition Date (as defined in the Indenture) (the “Deemed Exercise Time”).

The Special Warrants will be deemed to have been exercised, delivered and surrendered by the holders thereof immediately prior to the Deemed Exercise Time without any further action on the part of the holders.
As provided in the Special Warrant Indenture, if the Escrow Release Conditions are satisfied on or prior to the Escrow Release Deadline, the Escrowed Funds will be released to the Corporation and the Agent in accordance with the terms of the Special Warrant Indenture.

In the event that a Termination Event occurs, the Special Warrants will be cancelled and each Special Warrantholder’s Escrowed Funds will be refunded to each Special Warrantholder and the Corporation shall pay any shortfall. The Corporation shall forthwith deliver a Termination Notice to each of the Special Warrantholders, the Special Warrant Agent and the Agent and the Special Warrant Agent shall return to such holder the Special Warrantholder’s Escrowed Funds. The Special Warrant Agent shall pay to each Special Warrantholder the Special Warrantholder’s Escrowed Funds within five (5) Business Days following the Termination Date.
The Corporation will use its commercially reasonable efforts to obtain the Receipt for the Prospectus on or before 5:00 p.m. (Toronto time) on August 20, 2018 (the “Qualification Deadline”). If the Receipt for the Prospectus is not issued prior to the Qualification Deadline then each holder of a Special Warrant will be entitled to receive upon the deemed exercise of each Special Warrant, without payment of any additional consideration, 1.1 Units per Special Warrant, on the Deemed Exercise Date; provided, however, that any fractional entitlement to Units will be rounded down to the nearest whole Unit;.

The Underlying Securities in respect of which the Special Warrants are deemed exercised will be deemed to have been issued on the date of such exercise, at which time each Special Warrantholder will be deemed to have become the holder of record of such Underlying Securities.
After the deemed exercise of Special Warrants, the Special Warrant Agent shall within three Business Days of such deemed exercise cause to be mailed or delivered to each Special Warrantholder at its address specified in the register for the Special Warrants maintained by the Special Warrant Agent or to such address as the Corporation may specify in writing to the Special Warrant Agent prior to the exercise of such Special Warrants, certificates for the appropriate number of Underlying Securities issuable in respect of such Special Warrants, not exceeding those which such Special Warrantholder is entitled to acquire pursuant to the Special Warrants so exercised.
The holder of this Special Warrant Certificate may at any time up to the Deemed Exercise Time, upon written instruction delivered to the Special Warrant Agent and payment of the charges provided for in the Indenture and otherwise in accordance with the provisions of the Indenture, exchange this Special Warrant Certificate for other Special Warrant Certificates evidencing the same number of Special Warrants represented by this Special Warrant Certificate.
The number of Underlying Securities which may be acquired by a Special Warrantholder upon deemed exercise of Special Warrants is also subject to and governed by Article 4 of the Indenture with respect to anti-dilution provisions, including provisions for the appropriate adjustment of the class, number and price of the securities issuable hereunder upon the occurrence of certain events including any subdivision, consolidation, or reclassification of the shares, payment of stock dividends, or amalgamation of the Corporation.
The holding of the Special Warrants evidenced by this Special Warrant Certificate does not constitute the Special Warrantholder a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as expressly provided herein and in the Indenture.
The Special Warrants may only be transferred by the Special Warrantholder (or its legal representatives or its attorney duly appointed), on the register kept at the office of the Special Warrant Agent, in accordance with applicable laws and upon compliance with the conditions set out in the Indenture, by delivering to the Special Warrant Agent’s Calgary office the Special Warrant Certificate, along with a duly executed Form of Transfer attached as Appendix “1” hereto, and complying with such other reasonable requirements as the Corporation and the Special Warrant Agent may prescribe and such transfer shall be duly noted on the register by the Special Warrant Agent.
The holder understands and acknowledges that the Special Warrants and Underlying Securities issuable hereunder upon deemed exercise of the Special Warrants (together, the “Securities”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under the securities laws of any state of the United States, and that Special Warrants and any Securities issued upon the deemed exercise of such Special Warrants will be “restricted securities” within the meaning of Rule 144(a)(3) of the 1933 Act and cannot be offered, sold or otherwise transferred, directly or indirectly, except pursuant to regsitration under the 1933 Act or pursuant to an available exemption from such registration requirements and any transfer of the Special Warrants and any Securities issued upon the deemed exercise of such Special Warrants may only be (A) to the Corporation, (B) pursuant to an effective registration statement under the 1933 Act, (C) pursuant to the exemption from the registration requirements of the 1933 Act provided by Rule 144, if available, and in accordance with any applicable state securities laws or (D) pursuant to a transaction that doesn’t require registration under the 1933 Act and in accordance with any applicable state securities laws and in each case, the holder has furnished to the Corporatoin and the Special Warrant Agent such documentation as the Coroporation and the Special Warrant Agent may reasonably require, including but not limited to, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Special Warrant Agent.
This Special Warrant Certificate shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.
After the deemed exercise of any of the Special Warrants represented by this Special Warrant Certificate, the Special Warrantholder shall no longer have any rights under either the Indenture or this Special Warrant Certificate with respect to such Special Warrants, other than the right to receive certificates representing the Underlying Securities issuable on the deemed exercise of those Special Warrants, and those Special Warrants shall be void and of no further value or effect.
The Indenture contains provisions making binding upon all Special Warrantholders resolutions passed at meetings of such holders in accordance with such provisions or by instruments in writing signed by the Special Warrantholders holding a specified percentage of the Special Warrants.
Time shall be of the essence hereof.
The Corporation has caused this Special Warrant Certificate to be executed and the Special Warrant Agent has caused this Special Warrant Certificate to be countersigned by its duly authorized officers as of this _____ day of ________________, 2018.
CLS HOLDINGS USA, INC.

Per:
Authorized Signatory

COUNTERSIGNED BY:

ODYSSEY TRUST COMPANY

Per:
Authorized Signatory

APPENDIX “1”
SPECIAL WARRANT CERTIFICATE - FORM OF TRANSFER
TO:          CLS HOLDINGS USA, INC. (the “Corporation”)
AND TO:          ODYSSEY TRUST COMPANY
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name) _________________ (the “Transferee”), of ___________________________________ (residential address) _____________ Special Warrants of CLS Holdings USA, Inc. registered in the name of the undersigned on the records of Odyssey Trust Company represented by the attached certificate, and irrevocably appoints _________________ as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.
The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):
☐          (A)          the transfer is being made only to the Corporation;
☐          (B)          the transfer is being made pursuant to an effective registration statement under the 1933 Act, and in compliance with any applicable local securities laws and regulations;
☐           (C)          the transfer is being made pursuant to the exemption from the registration requirements of the 1933 Act provided by Rule 144 under the 1933 Act andin accordance with applicable state securities laws; or
☐           (D)          the transfer is being made in another transaction that does not require registration under the 1933 Act or any applicable state securities laws.
in each case, the Corporation and the Special Warrant Agent shall first have received such documentation as the Corporation and the Special Warrant may reasonably require including but not limited to an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Special Warrant Agent, to such effect.

Signature Guaranteed	(Signature of Special Warrantholder)

Name of Special Warrantholder:
Address (Please print):

Note to Special Warrantholders:
(1)
In order to transfer the Special Warrants represented by this Special Warrant Certificate, this transfer form must be delivered to the Special Warrant Agent, together with this Special Warrant Certificate at the following address:

Odyssey Trust Company
Stock Exchange Tower
350-300 5th Avenue SW
 Calgary, Alberta T2P 3C4
Attention: Dan Sander
(2)
The signature(s) must be guaranteed by a Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

SCHEDULE “B”
COMPLETION NOTICE AND DIRECTION
TO:	Odyssey Trust Company, as Special Warrant Agent (the “Special Warrant Agent”)
RE:	Special Warrant Indenture (the “Special Warrant Indenture”) dated June 20, 2018 among CLS Holdings USA, Inc. (the “Corporation”), Canaccord Genuity Corp. (the “Agent”) and the Special Warrant Agent

Capitalized terms used in this Completion Notice and Direction and not otherwise defined shall have the meanings ascribed to them in the Special Warrant Indenture.
Pursuant to Sections 4.2(b) and 4.3 of the Special Warrant Indenture, each of the undersigned hereby certifies that the Escrow Release Conditions have been satisfied and further instructs that payment of the Escrowed Funds be made as follows:
(a)	an amount of $[●] to the Agent or as directed by the Agent on account of 50% of the Agent’s Commission in accordance with the instructions in the attached schedule; and
(b)
the balance to the Corporation or as directed by the Corporation, less any amount payable to the Special Warrant Agent equal to the reasonable fees for service rendered and disbursements incurred pursuant to the Special Warrant Indenture, in accordance with the instructions in the attached schedule.

This Completion Notice and Direction, which may be signed in counterparts and delivered by facsimile or pdf, is irrevocable and shall constitute your good and sufficient authority for taking the actions described herein.
DATED this           day of                       , 201__.
CLS HOLDINGS USA, INC.

By:
Authorized Signing Officer

CANACCORD GENUITY CORP.

By:
Authorized Signing Officer

B-1

SCHEDULE “C”

FORM OF TERMINATION NOTICE
TO:	Odyssey Trust Company, as Special Warrant Agent (the “Special Warrant Agent”)
AND TO:	Canaccord Genuity Corp.
AND TO:	Special Warrantholders
RE:	Special Warrant Indenture (the “Special Warrant Indenture”) dated June 20, 2018 among CLS Holdings USA, Inc. (the “Corporation”), Canaccord Genuity Corp. (the “Agent”) and the Special Warrant Agent
Capitalized terms used in this Termination Notice and not otherwise defined shall have the meanings ascribed to them in the Special Warrant Indenutre.
Pursuant to the Special Warrant Indenture, the undersigned hereby confirms that a Termination Event has occurred as of          , 2018, being the Termination Date and hereby instructs the Special Warrant Agent to return the Escrowed Funds to the Special Warrantholders all in accordance with Section 4.4 of the Special Warrant Indenture.
The undersigned further confirms that the amount of $__________________ will be deposited with the Special Warrant Agent for delivery to the Special Warrantholders to make up the shortfall in the Escrowed Funds.
This Termination Notice is irrevocable and shall constitute your good and sufficient authority for taking the actions described herein.
DATED this           day of                       , 201__.
CLS HOLDINGS USA, INC.

By:
Authorized Signing Officer
C-1

SCHEDULE “D”
NOTICE FOLLOWING DEEMED EXERCISE OF SPECIAL WARRANTS
Reference is made to the Special Warrant Indenture (the “Indenture”) dated June 20, 2018 between CLS Holdings USA, Inc. (the “Corporation”) and Odyssey Trust Company, as Special Warrant Agent. All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Indenture. The Corporation, a corporation existing under the laws of the State of Nevada, hereby gives notice to the registered holders of the Underlying Securities issued upon the deemed exercise of the Special Warrants in accordance with the terms of the Indenture of the following:
(a)
the Underlying Securities so issued upon the deemed exercise of the Special Warrants have been issued to the person or persons in whose name or names the Underlying Securities so subscribed for are to be issued as specified in the Special Warrant register;

(b)
the number of Underlying Shares and Underlying Warrants issued is equal to the number of Underlying Shares and Underlying Warrants issuable, in accordance with the terms of the Indenture, per Special Warrant deemed exercised; and

(c)	the Corporation will furnish to the registered holders of the Underlying Securities, on demand and without charge, a full copy of the text of:
(1)	the rights, privileges, restrictions and conditions attached to the Common Shares; and
(2)	the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

CLS HOLDINGS USA, INC.

Per:
Authorized Signatory

D-1

SCHEDULE “E”

NOTICE OF RECEIPTED PROSPECTUS

TO:	Odyssey Trust Company, as Special Warrant Agent (the “Special Warrant Agent”)
AND TO:	Canaccord Genuity Corp.
______________________________________________________________________________
Reference is made to the special warrant indenture dated June 20, 2018 (the “Special Warrant Indenture”) between CLS Holding USA, Inc. (the “Corporation”) and the Special Warrant Agent. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Special Warrant Indenture.
Pursuant to Section 3.7 of the Special Warrant Indenture, the Corporation hereby provides notice to the Special Warrant Agent and the Agents, that a Receipt for the Prospectus has been issued as of [●] and that the Special Warrants will be deemed to be exercised effective as of [●].
The Corporation hereby confirms that no adjustment has occurred pursuant to the terms of the Special Warrant Indenture.

CLS HOLDINGS USA, INC.

Per:
Authorized Signatory

E-1